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                          AGREEMENT AND PLAN OF MERGER




                              DATED AUGUST 31, 2000

                                      AMONG

                         MILLER BUILDING SYSTEMS, INC.,

                            COA HOUSING GROUP, INC.,

                           COACHMEN INDUSTRIES, INC.

                                       AND

                     DELAWARE MILLER ACQUISITION CORPORATION






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                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

ARTICLE 1       THE OFFER......................................................1

         Section 1.1     The Offer.............................................1

         Section 1.2     Company Actions.......................................3

         Section 1.3     Boards of Directors and Committees; Section 14(f
                         of Exchange Act.......................................4

ARTICLE 2       THE MERGER.....................................................4

         Section 2.1     The Merger............................................4

         Section 2.2     Effective Time........................................5

         Section 2.3     Closing of the Merger.................................5

         Section 2.4     Effects of the Merger.................................5

         Section 2.5     Certificate of Incorporation and Bylaws...............5

         Section 2.6     Directors.............................................5

         Section 2.7     Officers..............................................5

         Section 2.8     Conversion of Shares..................................5

         Section 2.10    Exchange of Certificates..............................6

         Section 2.11    Assumed Stock Options.................................7

ARTICLE 3       REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................7

         Section 3.1     Organization and Qualification; Subsidiaries;
                         Investments...........................................8

         Section 3.2     Capitalization of the Company and its Subsidiaries....8

         Section 3.3     Authority Relative to this Agreement;
                         Recommendation........................................9

         Section 3.4     SEC Reports; Financial Statements....................10

         Section 3.5     Information Supplied.................................10

         Section 3.6     Consents and Approvals; No Violations................10

         Section 3.7     No Default...........................................11

         Section 3.8     No Undisclosed Liabilities; Absence of Changes.......11

         Section 3.9     Litigation...........................................12

         Section 3.10    Compliance with Applicable Law.......................12

         Section 3.11    Employee Benefits....................................13

         Section 3.12    Labor and Employment Matters.........................15

         Section 3.13    Environmental Laws and Regulations...................15

         Section 3.14    Taxes................................................17

         Section 3.15    Intellectual Property................................18

         Section 3.16    Properties...........................................20

         Section 3.17    Material Contracts and Commitments...................21

         Section 3.18    Insurance............................................22

         Section 3.19    Certain Business Practices...........................22

         Section 3.20    Product Warranties...................................22

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                                TABLE OF CONTENTS
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         Section 3.21    Suppliers and Customers..............................22

         Section 3.22    Vote Required........................................22

         Section 3.23    Opinion of Financial Adviser.........................23

         Section 3.24    Brokers..............................................23

         Section 3.25    Takeover Statutes....................................23

         Section 3.26    Representations Complete.............................23

ARTICLE 4       REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION......23

         Section 4.1     Organization.........................................23

         Section 4.2     Authority Relative to this Agreement.................24

         Section 4.3     Information Supplied.................................24

         Section 4.4     Consents and Approvals; No Violations................24

         Section 4.5     Litigation...........................................24

         Section 4.6     Brokers..............................................24

         Section 4.7     Representations and Warranties.......................25

ARTICLE 5       COVENANTS.....................................................25

         Section 5.1    Conduct of Business of the Company....................25

         Section 5.2    No Solicitation or Negotiation........................27

         Section 5.3    Meeting of Stockholders...............................28

         Section 5.4    Access to Information.................................29

         Section 5.5    Certain Filings; Reasonable Efforts...................30

         Section 5.6    Public Announcements..................................30

         Section 5.7    Indemnification and Directors' and Officers'
                        Insurance.............................................31

         Section 5.8    Notification of Certain Matters.......................32

         Section 5.9    Additions to and Modification of Company Disclosure
                        Schedule..............................................32

         Section 5.10   Access to Company Employees...........................32

         Section 5.11   Company Compensation and Benefit Plans................32

         Section 5.12   Takeover Statutes.....................................32

         Section 5.13   Employment Agreements.................................32

ARTICLE 6       CONDITIONS TO CONSUMMATION OF THE MERGER......................32

         Section 6.1     Conditions...........................................32

ARTICLE 7       TERMINATION; AMENDMENT; WAIVER................................33

         Section 7.1     Termination..........................................33

         Section 7.2     Effect of Termination................................34

         Section 7.3     Fees and Expenses....................................35

         Section 7.4     Amendment............................................36

         Section 7.5     Extension; Waiver....................................36

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                                TABLE OF CONTENTS
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ARTICLE 8       MISCELLANEOUS.................................................36

         Section 8.1     Nonsurvival of Representations and Warranties........36

         Section 8.2     Entire Agreement; Assignment.........................37

         Section 8.3     Validity.............................................37

         Section 8.4     Notices..............................................37

         Section 8.5     Governing Law ; Waiver of Jury Trial.................38

         Section 8.6     Descriptive Headings; Article and Section
                         References...........................................38

         Section 8.7     Parties in Interest..................................38

         Section 8.8     Certain Definitions..................................38

         Section 8.9     Specific Performance.................................39

         Section 8.10    Counterparts.........................................39



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

                             TABLE OF DEFINED TERMS

                                                                            Page
                                                                            ----

Acquisition  ...............................Preamble...........................1
Affiliate ..................................Section 8.8(a)....................36
Agreement ..................................Preamble...........................1
Applicable Law .............................Section 8.8(b)....................37
Assumed Option..............................Section 2.11(a)...................37
Business day ...............................Section 8.8(c)....................37
Capital stock ..............................Section 8.8(d)....................37
Certificate of Merger ......................Section 2.2........................4
Certificates ...............................Section 2.10(b)....................6
Claim ......................................Section 1.1(a).....................1
Closing Price ..............................Section 2.11(a)....................5
Closing ....................................Section 2.3........................5
COA.........................................Preamble...........................1
COA Common Stock............................Section 2.11(a)....................6
Code .......................................Section 3.14(a)(i)................16
Commonly Controlled Entity .................Section 3.11(a)...................12
Company Assets .............................Section 3.16......................19
Company Board  .............................Section 1.1(c).....................2
Company Common Stock  ......................Preamble...........................1
Company Disclosure Schedule ................Article 3..........................7
Company Permits ............................Section 3.10(a)...................12
Company Plans ..............................Section 2.11(a)....................6
Company ....................................Preamble...........................1
Company SEC Reports ........................Section 3.4(a).....................9
Company Securities .........................Section 3.2(a).....................8
Company Stock Options.......................Section 2.11(a)....................6
Compensation and Benefit Plans .............Section 3.11(a)...................12
Contracts ..................................Section 3.17......................20
Copyrights .................................Section 3.15(a)...................17
Craig.......................................Section 6.1(h)....................31
DCP.........................................Section 3.11(o)...................14
DGCL .......................................Section 1.2(a).....................3
Disclosure Statements ......................Section 3.5.......................10
Effective Time .............................Section 2.2........................5
Employee pension benefit plans .............Section 3.11(a)...................12
Employee welfare benefit plans .............Section 3.11(a)...................12
Environmental Laws .........................Section 3.13(a)...................15
ERISA ......................................Section 3.11(a)...................12
Excess parachute payment ...................Section 3.11(i)....................3
Exchange Act  ..............................Section 1.1(b).....................1
Exchange Agent .............................Section 2.10(a)....................6
Exchange Fund ..............................Section 2.10(a)....................6
Exchange Exercise Price.....................Section 2.11(a)....................7
Fairness Opinion ...........................Section 1.2(a).....................3
FCPA .......................................Section 3.10(b)...................12
Final Date .................................Section 7.1(b)....................32
Financial Advisor ..........................Section 1.2(a).....................3
Governmental Entity ........................Section 3.6.......................10
Group ......................................Annex A............................2

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Group health plan ..........................Section 3.11(k)...................14
Hazardous Material .........................Section 3.13(a)...................15
Hazardous Substance ........................Section 3.13(a)...................15
Hazardous waste ............................Section 3.13(a)...................15
HSR Act ....................................Section 3.6.......................10
Inbound License Agreements .................Section 3.15(e)...................18
Include ....................................Section 8.8(f)....................37
Indemnified Parties ........................Section 5.7(a)....................29
Initial Expiration Date  ...................Section 1.1(c).....................2
Insurance Policies .........................Section 3.18......................21
Intellectual Property ......................Section 3.15(a)...................17
Knowledge ..................................Section 8.8(e)....................37
Lien .......................................Section 3.2(b).....................9
Material Adverse Effect on Parent ..........Section 4.1(b)....................22
Material Adverse Effect on the Company .....Section 3.1(a).....................8
Medtech.....................................Section 1.1(a).....................1
Meeting ....................................Section 5.3(a)....................27
Merger Consideration .......................Section 2.8........................5
Merger .....................................Section 2.1........................4
Minimum Condition  .........................Section 1.1(b).....................2
Multiemployer Plan..........................Section 3.11(d)...................13
Notice of Superior Proposal ................Section 5.2(b)....................26
Offer  .....................................Preamble...........................1
Offer Documents ............................Section 1.1(d).....................2
Offer Price  ...............................Section 1.1(a).....................1
Other Interests  ...........................Section 3.1(c).....................8
Outbound License Agreements ................Section 3.15(e)...................18
Parent  ....................................Preamble...........................1
Patents ....................................Section 3.15(a)...................17
Pension Plans ..............................Section 3.11(a)...................12
Person .....................................Section 8.8(g)....................37
Prohibited transaction .....................Section 3.11(g)...................13
Proxy Statement ............................Section 3.5.......................10
Release.....................................Section 1.1(a).....................1
Releases ...................................Section 3.13(a)...................15
Schedule 14D-9 .............................Section 1.2(b).....................3
Schedule TO ................................Section 1.1(d).....................2
SEC  .......................................Section 1.1(c).....................2
Securities Act .............................Section 2.11(c)....................7
Shares  ....................................Preamble...........................1
Software ...................................Section 3.15(k)...................19
Subsequent Offering Period..................Section 1.1(c).....................2
Stock Options ..............................Section 2.11(a)....................6
Subsidiary .................................Section 8.8(h)....................37
Superior Proposal ..........................Section 5.2(c)....................26
Surviving Corporation ......................Section 2.1........................4
Takeover Statute ...........................Section 3.25......................21
Tax Return .................................Section 3.14(a)(iii)..............16
Tax ........................................Section 3.14(a)(ii)...............16
Tender Offer Purchase Time .................Section 1.3(a).....................4
Third Party Acquisition ....................Section 5.2(c)....................26
Third Party ................................Section 5.2(c)....................26
Trade Secrets  .............................Section 3.15(a)...................17

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Trademarks .................................Section 3.15(a)...................17



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

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 22, 2000, is by and among Miller Building Systems, Inc., a Delaware corporation (the "Company"), COA Housing Group, Inc., an Indiana corporation ("Parent"), a wholly owned subsidiary of Coachmen Industries, Inc., an Indiana corporation ("COA"), and Delaware Miller Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition"). Initially capitalized and certain other terms not otherwise defined herein shall have the meanings ascribed to such terms in Section 8.8 of this Agreement.

                                    RECITALS
                                    --------

         A. The Boards of Directors of the Company, COA, Parent and Acquisition have each (i) determined that the Merger (as defined below) is advisable and fair and in the best interests of their respective stockholders and (ii) approved the Merger upon the terms and subject to the conditions set forth in this Agreement; and

         B. In furtherance thereof, it is proposed that Acquisition shall, as promptly as reasonably practicable after the public announcement hereof, commence a tender offer (the "Offer") to acquire all of the outstanding shares (including the company rights attached thereto, the "Shares") of common stock, par value $.01 per share, of the Company (the "Company Common Stock").

                                     CLAUSES
                                     -------

         In consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                    ARTICLE 1

                                    THE OFFER

         Section 1.1 The Offer.

                  (a) Acquisition shall commence the Offer for the Shares of Company Common Stock at a price of $8.40 per Share in cash without interest, plus a future right to receive up to $.30 per Share, in the event that the Company obtains either: (i) a release or settlement agreement with (collectively "Release") Modtech Holdings, Inc. ("Modtech") of any claim it might have against the Company as a result of the Company entering into the Acquisition (the "Claim"); or (ii) a final judgment with respect to the Claim (the $8.40 plus the $.30, or any greater amount per Share paid pursuant to the Offer, being hereinafter referred to as the "Offer Price"), in accordance with the terms and subject to the conditions provided herein. The Company shall place thirty cents ($.30) per share in escrow (to be invested in short term U.S. government interest bearing securities) with Bank One. The escrowed funds shall be utilized to pay Company obligations, if any, including legal fees and escrow fees, relating to the Claim. The Escrow Agreement between the Company and the escrow agent shall be mutually reasonably acceptable to the Company, the Parent, COA and the escrow agent, and shall be a part hereof when so attached. Upon the entrance of a final judgment with regard to the Claim, or the execution of a Release, the amount remaining in escrow, net of all costs, charges and expenses incurred, shall be distributed to the Company's shareholders.

                  (b) Provided that this Agreement shall not have been terminated and subject to the terms hereof, on or prior to ten (10) business days after the public announcement of the execution hereof by the parties, Acquisition shall (and Parent shall cause Acquisition to) commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), the Offer for all of the Shares, at the Offer Price; provided, however, each party tendering Shares will retain and be entitled to said right to $.30 per Share or lesser amount as provided herein. The obligation of Acquisition to accept for payment and to pay for any Shares tendered shall be subject only to (i) the condition that at least fifty-one percent (51%) of Shares on a fully-diluted basis (including for purposes of such calculation all Shares issuable upon exercise of all vested and unvested stock options) be validly tendered (the "Minimum Condition"), and (ii) the other conditions set forth in Annex A. Acquisition expressly reserves the right to increase the Offer Price or to make any other changes in the terms and conditions of the Offer; provided, however, that unless previously approved by the Company in writing, no change may be made that (i) decreases the Offer Price, (ii) changes the form of consideration to be paid in the Offer, (iii) reduces the maximum number of Shares to be purchased in the Offer, (iv) imposes conditions to the Offer in addition to those set forth in Annex A, (v) amends the conditions set forth in Annex A to broaden the scope of such conditions, (vi) extends the Offer except as provided in Section 1.1(c), or (vii) amends the Minimum Condition. It is agreed that the conditions set forth in Annex A are for the sole benefit of Parent and Acquisition and may be waived by Parent and Acquisition, in whole or in part at any time and from time to time, in their sole discretion, other than the Minimum Condition, as to which prior written Company approval is required. The failure by Parent and Acquisition at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time. The Company agrees that no Shares held by the Company or any of its subsidiaries will be tendered in the Offer. Upon the terms and subject to satisfaction (or waiver to the extent permitted by this Agreement) of the conditions of the Offer, Acquisition shall and Parent will provide funds for and cause Acquisition to accept for payment and pay for, as soon as permitted under the terms of the Offer and Applicable Law, all Shares validly tendered and not withdrawn pursuant to the Offer, as soon as practicable after the Initial Expiration Date (as defined below) and promptly upon tender in any Subsequent Offering Period (as defined below).

                  (c) Subject to the terms and conditions thereof, the Offer shall expire at midnight, New York City time, on the date that is twenty (20) business days after the date the Offer is commenced (the "Initial Expiration Date"); provided, however, that without the consent of the Company's Board of Directors (the "Company Board"), Parent may cause Acquisition to (i) from time to time extend the Offer, if at the Initial Expiration Date of the Offer any of the conditions to the Offer shall not have been satisfied or waived (other than the Minimum Condition, to which this clause does not apply), until such time as such conditions are satisfied or waived, provided that it is reasonably likely during such extension any condition set forth in Annex A which is not satisfied as of the date of such extension will be satisfied during such extension; (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer; or (iii) if all of the conditions to the Offer are satisfied or waived but the number of Shares validly tendered and not withdrawn is less than ninety percent (90%) of the then outstanding number of Shares on a fully diluted basis, extend the Offer to provide for a subsequent offering period (within the meaning of Rule 14d-11 under the Exchange Act, a "Subsequent Offering Period") for an aggregate period not to exceed twenty (20) business days (for all such extensions), provided that the above minimum conditions have been met, Acquisition shall accept and promptly pay for all Shares tendered and shall otherwise meet the requirements of Rule 14d-11 under the Exchange Act in connection with each such extension.

                  (d) As soon as practicable on the date the Offer is commenced, Parent and Acquisition shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, and including all exhibits thereto, the "Schedule TO") with respect to the Offer. The Schedule TO shall contain as an exhibit or incorporate by reference the Offer to Purchase (or portions thereof) and forms of the related letter of transmittal and summary advertisement. Parent and Acquisition agree that they shall cause the Schedule TO, the Offer to Purchase and all amendments or supplements thereto (which together constitute the "Offer Documents") to comply in all material respects with the Exchange Act and the rules and regulations thereunder and other Applicable Laws. Parent and Acquisition further agree that the Offer Documents, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty of any kind is made by Parent or Acquisition with respect to information supplied by the Company or any of its stockholders specifically for inclusion or incorporation by reference in the Offer Documents. The Company agrees that the information provided by the

Company for inclusion or incorporation by reference in the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent, Acquisition and the Company agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Parent and Acquisition further agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given reasonable opportunity to review and comment on the Offer Documents prior to the filing thereof with the SEC. Parent and Acquisition agree to provide to the Company and its counsel in writing any comments Parent, Acquisition or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments.

         Section 1.2 Company Actions.

                  (a) The Company hereby approves of and consents to the Offer and represents that the Company Board, at a meeting duly called and held, has, subject to the terms and conditions set forth herein, (i) determined that each of the Offer and the Merger is advisable and is fair to the stockholders of the Company and in the best interests of such stockholders; (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in all respects and such approval constitutes approval of the Offer, this Agreement and the Merger for purposes of Section 203 of the Delaware General Corporation Law ("DGCL"); and (iii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to Acquisition and approve and adopt this Agreement and the Merger. The Company consents to the inclusion of such recommendation and approval in the Offer Documents. The Company also represents that the Company Board has reviewed the opinion of Morgan Keegan & Company, Inc., financial advisor to the Company Board (the "Financial Advisor"), that, as of August 22, 2000, the consideration to be received pursuant to this Agreement is fair to the stockholders of the Company from a financial point of view (the "Fairness Opinion"). The Company has been authorized by the Financial Advisor to permit, subject to the prior review and consent by the Financial Advisor, the inclusion of the Fairness Opinion (or a reference thereto) in the Offer Documents, the Schedule 14D-9 and the Proxy Statement.

                  (b) The Company shall file with the SEC, concurrently with the filing of the Schedule TO, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, and including all exhibits thereto, the "Schedule 14D-9") containing the recommendations described in Section 1.2(a) and shall mail the Schedule 14D-9 to the stockholders of the Company promptly after the commencement of the Offer. The Company agrees that it shall cause the Schedule 14D-9 to comply in all material respects with the Exchange Act and the rules and regulations thereunder and other Applicable Laws. The Company further agrees that the Schedule 14D-9, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by the Parent or Acquisition specifically for inclusion or incorporation by reference in Schedule 14D-9. Each of the Company, Parent and Acquisition agrees promptly to correct any information provided by it for use in the Schedule 14D-9 or the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given reasonable opportunity to review and comment on the Schedule 14D-9 prior to the filing thereof with the SEC. The Company agrees to provide to the Parent and its counsel in writing any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments.

                  (c) In connection with the Offer, the Company shall, or shall cause its transfer agent to, promptly following a request by Parent, to furnish

Parent with such information, including updated lists of the stockholders of the Company, mailing labels and updated lists of security positions, and such assistance as Parent or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of Applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Acquisition and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will promptly deliver, and will use their reasonable efforts to cause their agents to promptly deliver, to the Company all copies and any extracts or summaries from such information then in their possession or control.

                  (d) Solely in connection with the tender and purchase of Shares pursuant to the Offer and the consummation of the Merger, the Company hereby waives any and all rights of first refusal it may have with respect to Shares owned by, or issuable to, any person, other than rights to repurchase unvested shares, if any, that may be held by persons following exercise of employee stock options.

         Section 1.3 Boards of Directors and Committees; Section 14(f) of Exchange Act.

                  (a) Promptly upon the purchase and payment by Acquisition of Shares pursuant to the Offer following the Initial Expiration Date, or, if applicable, the extended expiration date of the Offer (the "Tender Offer Purchase Time") and from time to time thereafter, if the Minimum Condition has been met, the Parent shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Company Board as will give Parent representation on the Company Board equal to the product of the number of directors on the Company Board (giving effect to any increase in the number of directors pursuant to this Section 1.3) and the percentage that such number of Shares so purchased bears to the total number of outstanding Shares on a fully-diluted basis, and the Company shall, upon request by Parent, promptly, at the Company's election, either increase the size of the Company Board or secure the resignation of such number of directors as is necessary to enable Parent's designees to be elected to the Company Board and to cause Parent's designees to be so elected and to constitute at all times after the Tender Offer Purchase Time a majority of the Company Board. At such times, the Company shall cause the individuals designated by Parent to constitute at least the same percentage as is on the Company Board of (i) each committee of the Company Board (other than any committee of the Company Board established to take action under this Agreement), (ii) each Board of Directors of each subsidiary of the Company and (iii) each committee of each such Board of Directors.

                  (b) The Company's obligation to appoint designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all action required pursuant to such Section and Rule in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section
1.3. Parent shall supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by such Section and Rule.

                                   ARTICLE 2

                                   THE MERGER

         Section 2.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, Acquisition shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. Parent, as the sole stockholder of Acquisition, hereby approves this Agreement and the Merger.

         Section 2.2 Effective Time. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, (a) a Certificate of Merger substantially in the form of Exhibit A (the "Certificate of Merger") shall be duly executed and acknowledged by Acquisition and the Company and thereafter delivered for filing to the Secretary of State of the State of Delaware pursuant to Section 251 of the DGCL; and (b) the parties shall make such other filings with the Secretary of State of the State of Delaware as shall be necessary to effect the Merger. The Merger shall become effective at such time as a properly executed copy of the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL, or such later time as Parent and the Company may agree upon and as may be set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").

         Section 2.3 Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be no later than the second business day after satisfaction (or waiver) of the latest to occur of the conditions set forth in Article 6, at the offices of Coachmen Industries, Inc., 2831 Dexter Drive, Elkhart, Indiana, unless another time, date or place is agreed to in writing by the parties hereto.

         Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 2.5 Certificate of Incorporation and Bylaws. The Certificate of Incorporation of Acquisition in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with Applicable Law. The bylaws of Acquisition in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.

         Section 2.6 Directors. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

         Section 2.7 Officers. The officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

         Section 2.8 Conversion of Shares.

                  (a) At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Company's treasury or by any of the Company's subsidiaries and (ii) Shares held by Parent, Acquisition or any other subsidiary of Parent) shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be converted into and shall become the right to receive an amount in cash equal to the Offer Price, without interest (the "Merger Consideration").

                  (b) At the Effective Time, each outstanding share of the common stock of Acquisition shall be converted into one share of common stock of the Surviving Corporation.

                  (c) At the Effective Time, each Share held in the treasury of the Company and each Share held by Parent, Acquisition or any subsidiary of Parent, Acquisition or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Acquisition, the Company or the holder thereof, be canceled, retired and cease to exist, and no Merger Consideration shall be delivered with respect thereto.

         Section 2.9 Dissenters' Rights. Notwithstanding Section 2.8, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with the DGCL shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses the right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses the right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, and Parent shall have the right to participate in all negotiation and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

         Section 2.10 Exchange of Certificates.

                  (a) From time to time following the Effective Time, as required by Subsection (b) below, Parent shall deliver to its transfer agent, or a depository or trust institution of recognized standing selected by Parent and Acquisition (the "Exchange Agent") for the benefit of the holders of Shares for exchange in accordance with this Article 2 an amount of cash equal to the aggregate Merger Consideration payable pursuant to Section 2.8 (such amount of cash is hereinafter referred to as the "Exchange Fund"), in exchange for outstanding Shares.

                  (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (the "Certificates") and whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.8: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check representing the proper amount of Merger Consideration may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.10, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

                  (c) In the event that any Certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor upon the making of an affidavit of that fact by the holder thereof the Merger Consideration; provided, however, that Parent or the Exchange Agent may, in its reasonable discretion, require the delivery of a suitable bond or indemnity.

                  (d) If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

                  (e) Any portion of the Exchange Fund that remains undistributed to the stockholders of the Company upon the expiration of two hundred seventy (270) days after the Effective Time shall be delivered to Parent upon demand and any stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to Parent as general creditors for payment of their claims for Merger Consideration.

                  (f) Neither Parent nor Acquisition nor the Company shall be liable to any holder of Shares amount of cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law.

         Section 2.11 Assumed Stock Options.

                  (a) At the Effective Time, each option to purchase Shares granted under the Company's 1991 Stock Option Plan, 1994 Stock Option Plan or 1997 Stock Option Plan (each a "Company Plan" or collectively the "Company Plans"; options granted thereunder being "Company Stock Options") which is then outstanding and unexercised (a "Stock Option" or collectively "Stock Options"), which Stock Options total 578,009 as of August 23, 2000, shall cease to represent a right to acquire Shares and shall be converted automatically into options to purchase shares of common stock of COA ("COA Common Stock"), and COA shall assume each such option (hereinafter, an "Assumed Option") subject to the terms of the applicable Company Plan, in each case as heretofore amended or restated, as the case may be, and the agreement evidencing the grant thereunder of such Assumed Option; provided, however, that from and after the Effective Time, the per Share exercise price under each such Assumed Option shall be adjusted in accordance with Schedule 2.11 (the "Exchange Exercise Price"). In the case of any Assumed Options which are "incentive stock options" (as defined in Section 422 of the Code), the exercise price, the number of shares of COA Common Stock purchasable pursuant to such options and the terms and conditions of exercise of such options shall be determined in order to comply with Section 424(a) of the Code. The number of shares purchasable upon exercise, duration and other terms of the Assumed Option shall be the same as the original Stock Option except that all references to the Company shall be deemed to be references to COA. Parent acknowledges and agrees that all Assumed Options shall be fully vested as set forth in the Option agreements. The terms of each Assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to COA Common Stock on or subsequent to the Effective Time. Prior to the Effective Time, the Company plan committee shall adopt a resolution approving the assumption procedure for Company Stock Options described in this Section 2.11(a).

                  (b) At or before the Effective Time, the Company shall take all action necessary to provide that, as of the Effective Time, all other options, warrants or other rights to purchase Shares that are not issued pursuant to a Company Plan shall be terminated.

                  (c) Parent shall reserve for issuance a sufficient number of COA Common Stock for delivery upon the exercise of Assumed Options. No later than thirty (30) days following the Effective Time, COA shall take all action necessary to register the COA Common Stock subject to the Assumed Options under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder (the "Securities Act") pursuant to a registration statement on Form S-8 (or any successor form) and to cause the effectiveness of such registration statement or registration statements (and the current status of the prospectus or prospectuses contained therein) to be maintained for so long as the Assumed Options remain outstanding.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each of Parent and Acquisition, subject to the exceptions set forth in the Disclosure Schedule (the "Company Disclosure Schedule") delivered by the Company to Parent in accordance with Section 5.9 (which exceptions shall specifically identify a Section, Subsection or clause of a single Section or Subsection hereof, as applicable, to which such exception relates although any disclosure on a particular schedule shall be deemed to be described on all applicable schedules) that:

         Section 3.1 Organization and Qualification; Subsidiaries; Investments.

                  (a) Section 3.1(a) of the Company Disclosure Schedule sets forth a true and complete list of all the Company's directly and indirectly owned subsidiaries and branch offices, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by the Company or another subsidiary of the Company. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the lack of such qualification or good standing would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore delivered to Parent accurate and complete copies of the Certificate of Incorporation and bylaws (or similar governing documents), as currently in full force and effect, of the Company and each of its subsidiaries. Section 3.1(a) of the Company Disclosure Schedule specifically identifies each subsidiary of the Company that contains any material assets or through which the Company conducts any material operations. Except as set forth in Section 3.1(a) of the Disclosure Schedule, the Company has no operating subsidiaries other than those incorporated in a state of the United States. When used in connection with the Company or its subsidiaries, the term "Material Adverse Effect on the Company" means any circumstance, change in, or effect that is, or is reasonably likely in the future to be, materially adverse to the operations, financial condition, earnings or results of operations, or the business (financial or otherwise), of the Company and its subsidiaries, taken as a whole, provided that none of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect on the Company: (i) a change in the market price or trading volume of the Company Common Stock, (ii) conditions affecting the U.S. economy as a whole, or (iii) changes in or affecting the modular building industry generally. Further, it is agreed, that notwithstanding any other material adverse effect, an effect of $ 500,000 or more on annual reported earnings falls within the definition of Material Adverse Effect on the Company.

                  (b) The Company and its subsidiaries are duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (c) Section 3.1(c) of the Company Disclosure Schedule sets forth a true and complete list of each equity investment in an amount of One Hundred Thousand Dollars ($100,000) or more or that represents a five percent (5%) or greater ownership interest in the subject of such investment made by the Company or any of its subsidiaries in any person other than the Company's subsidiaries ("Other Interests"). Except as set forth on Schedule 3.1(c) of the Company Disclosure Schedule, the Other Interests are owned by the Company, by one or more of the Company's subsidiaries or by the Company and one or more of its subsidiaries, in each case free and clear of all Liens (as defined in Section 3.2(b), below).

         Section 3.2 Capitalization of the Company and its Subsidiaries.

                  (a) The authorized capital stock of the Company consists of 7,500,000 Shares, of common stock, par value $0.01, of which, as of the close of business on August 23, 2000, 3,074,092 Shares were issued and outstanding, and 50,000 shares of preferred stock, par value $1.00 per share, of which as of the close of business on August 1, 2000, no shares of which are outstanding. All of the outstanding Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of the close of business on August 1, 2000, approximately 1,050,000 Shares were reserved for issuance and, as of the close of business on August 1, 2000, no Shares were issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options. Between the close of business on August 23, 2000 and the date hereof, no stock options have been granted. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other securities of the Company, (iii) no options, preemptive or other rights to acquire from the Company or any of its subsidiaries, and, except as described in the Company SEC Reports (as defined below), no obligations of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other securities of the Company and (iv) no equity equivalent interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (collectively "Company Securities"). As of the date hereof, there are no outstanding rights or obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company. The Company has not voluntarily accelerated the vesting of any Company Stock Options as a result of the Offer or the Merger or any other change in control of the Company.

                  (b) All of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same except as a matter of Applicable Law). There are no securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for, or other rights to acquire from the Company or any of its subsidiaries, any capital stock or other ownership interests in or any other securities of any subsidiary of the Company, and there exists no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any such capital stock. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes that are not yet due and payable or are being contested in good faith by appropriate proceedings and are disclosed in Section 3.14 of the Company Disclosure Schedule or that are otherwise not material, (ii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated by Applicable Law, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities laws.

                  (c) The Shares constitute the only class of equity securities of the Company or its subsidiaries registered or required to be registered under the Exchange Act.

                  (d) Section 3.2(d) of the Company Disclosure Schedule sets forth the following information concerning each of the outstanding Company Stock
Options: the date of grant, the total number of Shares for which the Company Stock Option is exercisable, and the exercise price.

         Section 3.3 Authority Relative to this Agreement; Recommendation.

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Company Board, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except, if required by law, the approval of this Agreement and the Merger by the holders of a majority of the outstanding Shares. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

                  (b) Without limiting the generality of the foregoing, the Board of Directors of the Company has (i) approved this Agreement, the Offer, the Merger and the other transactions contemplated hereby, (ii) resolved to recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the Company's stockholders, and (iii) has not withdrawn or modified such approval or resolution to recommend (except as otherwise permitted in this Agreement).

         Section 3.4 SEC Reports; Financial Statements.

                  (a) The Company has filed all required forms, reports and documents (the "Company SEC Reports") with the SEC since January 1, 1997, each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act, and the Exchange Act, each law as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Company SEC Report filed subsequently and prior to the date hereof. The audited consolidated financial statements of the Company included in the Company SEC Reports fairly present, in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto and except as permitted by Form 10Q of the Securities Act), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended; provided however, that the interim statements are subject to normal year end adjustments.

                  (b) The Company has heretofore made, and hereafter will make, available to Acquisition or Parent a complete and correct copy of any amendments or modifications that are required to be filed with the SEC but have not yet been filed with the SEC to agreements, documents or other instruments that previously had been filed by the Company with the SEC pursuant to the Exchange Act.

         Section 3.5 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Offer Documents, Schedule 14D-9, and any other tender offer materials, Schedule 14A or 14C, or proxy statement or information statement (the "Proxy Statement") relating to any meeting of the Company's stockholders to be held in connection with the Merger (all of the foregoing documents, collectively, the "Disclosure Statements") will, at the date each and any of the Disclosure Statements is mailed to stockholders of the Company and at the time of the meeting of stockholders of the Company to be held, if necessary, in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied in writing by Parent or Acquisition for inclusion in the Proxy Statement or Schedule 14D-9. The Proxy Statement, if any, and Schedule 14D-9 will comply as to form in all material respects with all provisions of Applicable Law.

         Section 3.6 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the DGCL, no material filing with or notice to and no material permit, authorization, consent or approval of any United States (federal, state or local) or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (b) except as set forth in Section 3.6 of the Company Disclosure Schedule, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties and assets is bound or (c) except as set forth in
Section 3.6 of the Company Disclosure Schedule, violate any material order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except where any of the foregoing would individually or in the aggregate, does not and would not (i) have a Material Adverse Effect on the Company, (ii) prevent or materially delay consummation of the transactions contemplated herein or (iii) require the Company Parent or Acquisition to incur any additional material cost or material obligations in order to consummate the transaction.

         Section 3.7 No Default. Except as set forth in Section 3.7 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents), (ii) any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is now a party or by which it or any of its properties and assets is bound or (iii) any material order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of its properties or assets.

         Section 3.8 No Undisclosed Liabilities; Absence of Changes. Except as and to the extent (i) publicly disclosed by the Company in the Company SEC Reports, (ii) set forth in Section 3.8 of the Company Disclosure Schedule, (iii) fully reflected or reserved on the consolidated balance sheet of the Company and its subsidiaries dated July 1, 2000 or (iv) arisen after such balance sheet date, in the ordinary course of business of the Company and its subsidiaries, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that is not disclosed and would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto) and would have a Material Adverse Effect on the Company and its subsidiaries.

         Except as publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 3.8 of the Company Disclosure Schedule, since December 31, 1999, there have been no events, changes or effects with respect to the Company or its subsidiaries that, individually or in the aggregate, have had or reasonably would be expected to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, except as and to the extent publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 3.8 of the Company Disclosure Schedule, since December 31, 1999, the Company and its subsidiaries have conducted their respective businesses in all material respects only in the ordinary and usual course of such businesses consistent with past practices, and there has not been, other than in the ordinary course of business, any (i) material adverse change in the financial condition, properties, business, prospects or results of operations of the Company and its subsidiaries; (ii) material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its subsidiaries, not covered by insurance; (iii) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any of its subsidiaries (other than wholly-owned subsidiaries) except in connection with the Company's publicly announced stock repurchase program; (iv) amendment of any material term of any outstanding security of the Company or any of its subsidiaries; (v) incurrence, assumption or guarantee by the Company or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices; (vi) creation or assumption by the Company or any of its subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices; (vii) loan, advance or capital contributions made by the Company or any of its subsidiaries to, or investment in, any person other than loans or advances to employees in connection with business-related travel, (y) loans made to employees consistent with past practices that are not in the aggregate in excess of Thirty Thousand Dollars ($30,000), and (z) loans, advances or capital contributions to or investments in wholly-owned subsidiaries, and in each case made in the ordinary course of business consistent with past practices; (viii) transaction or commitment made, or any contract or agreement entered into, by the Company or any of its subsidiaries relating to its assets or business (including the acquisition (by sale, license or otherwise) or disposition (by sale, license or otherwise) of any assets) or any relinquishment by the Company or any of its subsidiaries of any contract, agreement or other right, in any such case, material to either the Company and any of its subsidiaries; (ix) labor dispute (other than routine individual grievances), or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its subsidiaries, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; (x) exclusive license, distribution, marketing, sales or other agreement entered into or any agreement to enter into any exclusive license, distribution, marketing, sales or other agreement; (xi) any notice of violation issued by any government agency of any statute or government regulation; or (xii) change by the Company or any of its subsidiaries in any of its accounting principles, practices or methods. Since December 31, 1999, except as disclosed in the Company SEC Reports filed prior to the date hereof or except for increases in the ordinary course of business consistent with past practices, there has not been any increase in the compensation payable or that could become payable by the Company or any of its subsidiaries to (a) officers of the Company or any of its subsidiaries or (b) any employee of the Company or any of its subsidiaries whose annual cash compensation is One Hundred Thousand Dollars ($100,000) or more.

         Section 3.9 Litigation. Except as publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 3.9 of the Company Disclosure Schedule, there is no suit, claim, action, arbitration, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity or brought by any person. No litigation is pending or threatened that is material or would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement beyond the Final Date. Except as publicly disclosed by the Company in the Company SEC Reports, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that would reasonably be expected to be material or would reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

         Section 3.10 Compliance with Applicable Law.

                  (a) Except as publicly disclosed and specifically identified by the Company in the Company SEC Reports or on the attached Schedules, including Schedule 3.10 of the Company Disclosure Schedule, the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses, including environmental permits (the "Company Permits"). Except as publicly disclosed and specifically identified by the Company in the Company SEC Reports or on the attached Schedules, the Company and its subsidiaries are in compliance with the terms of the Company Permits, except where non-compliance would not have a Material Adverse Effect on the Company. Any known non-compliance, regardless of materiality, is disclosed on the attached Schedules. Except as publicly disclosed and specifically identified by the Company in the Company SEC Reports, the businesses of the Company and its subsidiaries have been and are being conducted in compliance with all Applicable Laws, except where non-compliance would not have a Material Adverse Effect on the Company, and are not being conducted in known non-compliance with any Applicable laws, except as disclosed in the attached Schedules.. Except as publicly disclosed by the Company in the Company SEC Reports, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

                  (b) The Company and its subsidiaries are in full compliance with the Foreign Corrupt Practices Act, as amended, 15 U.S.C. ss.ss. 78m, 78dd-1, 78dd-2, 78dd-3 and 78ff (the "FCPA"), and no pending or former contracts, or pending bids or proposals, of the Company or any of its subsidiaries were obtained or submitted in violation of the FCPA.

         Section 3.11 Employee Benefits.

                  (a) For purposes of this Agreement, "Compensation and Benefit Plans" means, collectively, each written bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, or other plan, agreement, policy, arrangement or program, that covers current or former employees, officers, directors, agents or independent contractors of the Company or any of its subsidiaries, or pursuant to which current or former employees, officers, directors, agents or independent contractors of the Company or any of its subsidiaries are entitled to current or future benefits. There are no oral Compensation and Benefit Plans. The Company has listed on Section 3.11(a) of the Company Disclosure Schedule, and has made available to Parent copies of, all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA) and all other Compensation and Benefit Plans maintained, or contributed to, by the Company or any person or entity that, together with the Company, is treated as a single employer under Section 414(b),
(c), (m) or (o) of the Code (the Company and each such other person or entity, a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries. With respect to each Compensation and Benefit Plan, the Company has also provided to Parent, complete and correct copies of (1) the most recent determination letter (or opinion letter, if entitled to rely on such letter) from the Internal Revenue Service, (2) the last three annual reports on Form 5500 filed with the Internal Revenue Service (if any such report was required), (3) the most recent summary plan description and (4) each trust agreement and group annuity contract related thereto.

                  (b) Except as otherwise provided in Section 3.11(b) of the Company Disclosure Schedule, each of the Company and its subsidiaries has performed its obligations under each Compensation and Benefit Plan; each Compensation and Benefit Plan and each trust or other funding medium, if any, established in connection therewith has at all times been established, maintained and operated in compliance with its terms and the requirements prescribed by Applicable Law, including ERISA, the Code, the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964 and the Social Security Act, except where noncompliance would not have a Material Adverse Effect on the Company.

                  (c) Each Pension Plan that is intended to be qualified under
Section 401(a) of the Code is, and at all times since inception has been so qualified and its related trust is, and at all times since inception has been, exempt from taxation under Section 501(a) of the Code.

                  (d) Neither the Company nor any Commonly Controlled Entity currently maintains or has ever maintained, contributes to or has ever had an obligation to contribute to, or otherwise has any obligation with respect to a Pension Plan that is subject to Title IV of ERISA, a "multiemployer plan" (as defined in Section 3(37) of ERISA), a "multiple employer plan (as defined in
Section 413 of the Code), or a Compensation and Benefit Plan that is subject to any law, custom or rule of any jurisdiction outside of the United States.

                  (e) There are no suits, actions, disputes, claims (other than non-material routine claims for benefits), arbitrations, administrative or other proceedings pending or, to the knowledge of Company, threatened, anticipated or expected to be asserted with respect to any Compensation and Benefits Plan or any related trust or other funding medium thereunder or with respect to the Company or any of its subsidiaries, as the sponsor or fiduciary thereof or with respect to any other fiduciary thereof.

                  (f) No Compensation and Benefit Plan maintained by the Company or any of its subsidiaries or any related trust or other funding medium thereunder or any fiduciary thereof is, to the knowledge of Company, the subject of an audit, investigation or examination by an governmental or quasi-governmental agency.

                  (g) With respect to each Compensation and Benefit Plan, (1) no "prohibited transaction" (as such term is used in Section 4975 of the Code and/or Section 406 of ERISA), has occurred; (2) neither the Company nor any of its subsidiaries has any commitment, intention or understanding to create, terminate or adopt any Compensation and Benefit Plan that would result in any additional liability to Parent, Acquisition, the Company or the Surviving Corporation or any of their respective subsidiaries; and (3) since the beginning of the current fiscal year of the Company, no event has occurred and no condition or circumstance has existed that reasonably would be expected to result in an increase in the benefits under or the expense of maintaining each such Compensation and Benefit Plan from the level of benefits or expense incurred for the most recently completed fiscal year of the Company.

                  (h) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made.

                  (i) Except as provided by this Agreement or as listed on
Section 3.11(i) of the Company Disclosure Schedule, the execution of, and performance of the transactions contemplated by, this Agreement (including the Offer and Merger) will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any provision of a Compensation and Benefit Plan or agreement that will or may reasonably be expected to result in any payment (whether severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any current or former employee, officer, director, agent or independent contractor of the Company or any of its subsidiaries, whether or not any such payment would be an "excess parachute payment" (within the meaning of Section 280G of the Code).

                  (j) Except as set forth on Section 3.11(j) of the Company Disclosure Schedule, Parent, the Surviving Corporation and the Company or one or more of its subsidiaries, as applicable, may terminate any Compensation and Benefit Plan maintained by the Company or such subsidiary at any time or may cease contributions to any such Compensation and Benefit Plans at any time without incurring any liability other than ordinary expenses in the administration of a terminated 401(k) plan or a benefit liability accrued in accordance with the terms of such Compensation and Benefit Plan immediately prior to such termination or ceasing of contributions.

                  (k) Neither the Company nor any of its subsidiaries maintains any Compensation and Benefit Plan which is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of
Section 601 of ERISA and Section 4980B of the Code and neither the Company nor any of its subsidiaries is subject to any liability, including without limitation, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation, except where noncompliance would not have a Material Adverse Effect on the Company.

                  (l) Neither the Company nor any of its subsidiaries has incurred, nor does the Company reasonably expect it or any of its subsidiaries to incur, any liability for any tax imposed under Sections 4971 through 4980B of the Code or civil liability under Section 502(i) or (1) of ERISA.

                  (m) Except as otherwise may result under Section 3.25, no Compensation and Benefit Plan which is an employee welfare benefit plan provides post-employment or post-termination benefits of any kind, including without limitation, hospitalization, life, medical or death benefits to any current or former officer, employee, agent, director or independent contractor, other than benefits mandated by law.

                  (n) Section 3.11(n) of the Company Disclosure Schedule lists all outstanding Company Stock Options as of the date hereof, identifying for each such option: (i) the number of shares issuable, (ii) the number of vested shares, (iii) the date of expiration and (iv) the exercise price.

                  (o) Parent and Acquisition shall cause the Company to continue to allow employee deferrals to the Company's Executive Deferred Compensation Plan ("DCP") through December 31, 2003, and any Company match to the DCP for the calendar year 2000 or any period of time thereafter shall be solely at the Company's discretion. Effective after December 31, 2003, the DCP may be terminated or amended (including an amendment to discontinue future deferrals and matching contributions) by Company at its sole discretion in accordance with the terms of the DCP.

         Section 3.12 Labor and Employment Matters. Except as set forth on
Section 3.12 of the Company Disclosure Schedule:

                  (a) No collective bargaining agreement exists that is binding on the Company or any of its subsidiaries and, to the Company's knowledge, no petition has been filed or proceeding instituted, or any action taken in contemplation of any such filing or institution, by an employee or group of employees of the Company or any of its subsidiaries, with the National Labor Relations Board seeking recognition of a bargaining representative.

                  (b) (i) There is no labor strike, dispute, slow down or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries; and


                           (ii) Neither the Company nor any of its subsidiaries
has received any demand letters, civil rights charges, suits or drafts of suits with respect to claims made by any of its or its subsidiaries' employees, or notice of any governmental or administrative complaints made by any of its or its subsidiaries' employees.

                  (c) Section 3.12 of the Company Disclosure Schedule contains a list of the name of each officer, employee and consultant of the Company and each of its subsidiaries, with remuneration greater than Eighty Thousand Dollars ($80,000), together with such person's position or function, annual base salary or wages and any incentives or bonus arrangement with respect to such person. As of the date hereof, no such person has terminated or has notified the Company of an intention to terminate such person's relationship or status as an officer, employee or consultant of the Company or such subsidiary for any reason, including because of the consummation of the transactions contemplated by this Agreement. The Company and its subsidiaries have no plans or intentions to terminate any such officer, employee or consultant.

                  (d) Each of the Company and its subsidiaries is in compliance with all Applicable Laws respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to its employees, except where noncompliance would not have a Material Adverse Effect on the Company.

                  (e) Each of the Company and its subsidiaries has withheld and reported to the applicable Governmental Entities all amounts required by Applicable Law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees.

                  (f) Except as set forth on Schedule 3.12(f) of the Company Disclosure Schedule, there are no pending or, to the knowledge of the Company, threatened claims or actions against the Company or any of its subsidiaries under any worker's compensation policy or long-term disability policy.

         Section 3.13 Environmental Laws and Regulations.

                  (a) The term "Environmental Laws" means any applicable federal, state, local or foreign law, statute, treaty, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, decree or injunction relating to: (i) "Releases" (as defined in 42 U.S.C. sec. 9601(22)) or threatened Releases of Hazardous Material (as defined below) into the environment, (ii) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material, (iii) the health or safety of employees in the workplace, (iv) protecting or restoring natural resources or (e) the environment. The term "Hazardous Material" means
(1) hazardous substances (as defined in 42 U.S.C. sec. 9601(14)), including "hazardous waste" as defined in 42 U.S.C. sec. 6903, (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) asbestos and/or asbestos containing materials, (5) PCBs or materials containing PCBs, (6) any material regulated as a medical waste, (7) lead containing paint, (8) radioactive materials and (9) "Hazardous Substance" or "Hazardous Material" as those terms are defined in any indemnification provision in any contract, lease, or agreement to which the Company or any of its subsidiaries is a party.

                  (b) During the period of ownership or operation by the Company and its subsidiaries of any of their current or previously owned or leased properties, there have been no Releases of Hazardous Material by the Company or any of its subsidiaries in, on, under or affecting such properties or any surrounding site, and neither the Company nor any of its subsidiaries has disposed of any Hazardous Material in a manner that has led, or could reasonably be anticipated to lead to a Release, except in each case for those which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. There have been no Releases of Hazardous Material by the Company or any of its subsidiaries in, on, under or affecting their current or previously owned or leased properties or any surrounding site at times outside of such periods of ownership, operation or lease, except in each case for those which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Regardless of materiality, all known Releases of Hazardous Material at any time are disclosed on the attached Schedules. Neither the Company nor any of its subsidiaries has received any written notice of, or entered into any order, settlement or decree relating to: (i) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws or (ii) the response to or remediation of Hazardous Material at or arising from any of the Company's properties or any subsidiary's properties. To the knowledge of the Company, after reasonable and diligent inquiry, there have been no violations of any Environmental Laws by the Company or any subsidiary.

                  (c) Except as set forth on Section 3.13 of the Company Disclosure Schedule:

                           (i) to the knowledge of Company, after reasonable and
diligent inquiry, the Company has not exposed any employee or third party to any Hazardous Material or condition which has subjected or may subject the Company to liability under any Environmental Law;

                           (ii) the Company has not assumed by agreement any
liability of any person for cleanup, compliance or required capital expenditures pursuant or related to any Environmental Law;

                           (iii) the Company is not required to make any capital
or other expenditures to comply with any Environmental Law nor to the knowledge of Company, after reasonable and diligent inquiry, is there any reasonable basis on which any Governmental Entity could take action that would require such capital or other expenditure; and

                           (iv) the Company has delivered to Parent copies of
all environmental assessments, audits, studies, and other environmental reports in its possession relating to the Company or any of its current or former properties or operations.

                  (d) There are no past or present events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans that constitute a violation by the Company or any of its subsidiaries of, or are reasonably likely to prevent or interfere with the Company's or any of its subsidiaries' future compliance with, any Environmental Laws, other than any of the foregoing that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

         Section 3.14 Taxes.

                  (a) Definitions. For purposes of this Agreement:

                           (i) the term "Code" means the Internal Revenue Code
of 1986, as amended;

                           (ii) the term "Tax" (including "Taxes") means (1) all
federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, whether disputed or not, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (2) any liability for payment of amounts described in clause (1) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (3) any liability for the payment of amounts described in clauses (1) or (2) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

                           (iii) the term "Tax Return" means any return,
declaration, report, statement, information statement and other document filed or required to be filed with respect to Taxes.

                  (b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule, the Company and its subsidiaries have duly and timely filed all Tax Returns required to be filed; and such Tax Returns are complete and accurate in all material respects and correctly reflect the Tax liability required to be reported thereon. Such Tax Returns do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

                  (c) The Company and its subsidiaries have paid or adequately provided in the financial statements included in the SEC Reports for all Taxes (whether or not shown on any Tax Return) accrued through the date of such Company SEC Reports; all Taxes the Company and its subsidiaries accrued following the end of the most recent period covered by the Company SEC Report have been accrued in the ordinary course of business of the Company and each such subsidiary and have been paid when due in the ordinary course of business; and no material election has been made with respect to Taxes of the Company or its subsidiaries in any Tax Returns that have not been provided to Parent.

                  (d) Except as set forth in Section 3.14(d) of the Company Disclosure Schedule, no material claim for assessment or collection of Taxes is presently being asserted against the Company or its subsidiaries and neither the Company nor any of its subsidiaries is a party to any pending action, proceeding, or investigation by any governmental taxing authority nor does the Company have knowledge of any such threatened action, proceeding or investigation.

                  (e) Except as set forth in Section 3.14(e) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of the Company or any of its subsidiaries, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (f) Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or bound by any obligation under any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement.

                  (g) Except as set forth in Section 3.14(g) of the Company Disclosure Schedule, there is currently no limitation on the utilization of net operating losses, built-in losses, tax credits or other similar items of the Company or its subsidiaries under Section 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder.

                  (h) Except as set forth in Section 3.14(h) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has agreed to, or is required to make, any adjustment under Section 481 of the Code by reason of a change in accounting method.

         Section 3.15 Intellectual Property.

                  (a) Section 3.15(a) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned, in whole or in part, including jointly with others, by the Company or any of its subsidiaries, a complete and accurate list of all United States and foreign (i) patents and patent applications; (ii) Trademark registrations and applications and material unregistered Trademarks; and (iii) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number) and date issued (or date filed). For purposes of this Agreement, "Intellectual Property" means: trademarks and service marks (whether register or unregistered), trade names, fictitious business names, logos, designs and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, "Trademarks"); patents (including any continuations, continuations in part, renewals and applications for any of the foregoing) (collectively "Patents"); copyrights (including any registrations and applications therefor and whether registered or unregistered) (collectively, "Copyrights"); computer software; databases; works of authorship; mask works; technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, user interfaces, customer lists, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information (collectively, "Trade Secrets").

                  (b) Trademarks.

                           (i) All Trademark registrations are currently in
compliance in all material respects with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied, would not result in a cancellation of any such registration or otherwise materially affect the priority and enforceability of the Trademark in question.

                           (ii) No registered Trademark has been within the last
three (3) years or is now involved in any opposition or cancellation proceeding in the United States Patent and Trademark Office. To the Company's knowledge, no such action has been threatened in writing within the one (1)-year period prior to the date of this Agreement.

                           (iii) To the Company's knowledge, there has been no
prior use of any material Trademark by any third party that confers upon said third party superior rights in any such Trademark.

                           (iv) All material Trademarks registered in the United
States have been in continuous use by the Company or one of its subsidiaries.

                           (v) The material Trademarks registered in the United
States have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or renewal certificates, as the case may be.

                  (c) Patents.

                           (i) All Patents are currently in compliance with
legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) other than any requirement that, if not satisfied, would not result in a revocation or otherwise materially affect the enforceability of the Patent in question.

                           (ii) No Patent has been or is now involved in any
interference, reissue, reexamination or opposing proceeding in the United States Patent and Trademark Office. To the Company's knowledge, no such action has been threatened within the one (1) year period prior to the date of this Agreement.

                           (iii) To the knowledge of the Company, there is no
patent or patent application of any person that conflicts in any material respect with any Patent or invalidates any claim the Company or any of its subsidiaries has in any Patent.

                  (d) Trade Secrets. The Company and each of its subsidiaries has taken reasonable steps in accordance with normal industry practice to protect their respective rights in confidential information and Trade Secrets.

                  (e) License Agreements. Section 3.15(e)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements granting to the Company or any of its subsidiaries any material right to use or practice any rights under any Intellectual Property other than software commercially available on reasonable terms to any person for a license fee of no more than Fifty Thousand Dollars ($50,000) (collectively, the "Inbound License Agreements"), indicating for each the title and the parties thereto and the amount of any future royalty or license fee payable thereunder. Section 3.15(e)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements under which the Company or any of its subsidiaries licenses software or grants other rights in to use or practice any rights under any Intellectual Property, excluding licenses with customers that in the twelve-month period prior to the date hereof have purchased or licensed products for which the total payments to the Company and its subsidiaries did not exceed Fifty Thousand Dollars ($50,000) and otherwise are not material to the Company (collectively, the "Outbound License Agreements"), indicating for each the title and the parties thereto. There is no material outstanding or, to the Company's knowledge, threatened dispute or disagreement with respect to any Inbound License Agreement or any Outbound License Agreement.

                  (f) Ownership; Sufficiency of IP Assets. The Company or one of its subsidiaries owns or possesses adequate licenses or other rights to use, free and clear of Liens, orders and arbitration awards, all of its material Intellectual Property used in its business. The Intellectual Property identified in Section 3.15(a) of the Company Disclosure Schedule, together with the Company's and its subsidiaries' unregistered copyrights and the Company's and such subsidiaries' rights under the licenses granted to the Company or any of its subsidiaries under the Inbound License Agreements, constitute all the material Intellectual Property rights used in the operation of the Company's and its subsidiaries' businesses as they are currently conducted and are all the Intellectual Property rights necessary to operate such businesses after the Effective Time in substantially the same manner as such businesses have been operated by the Company prior thereto.

                  (g) No Infringement by the Company. The products used, manufactured, marketed, sold or licensed by the Company and its subsidiaries, and all Intellectual Property used in the conduct of the Company's and its subsidiaries' businesses as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any valid and enforceable rights owned or controlled by any third party, including any Intellectual Property of any third party.

                  (h) No Pending or Threatened Infringement Claims. Except and to the extent publicly disclosed in the Company SEC Reports, no litigation is now or, within the three (3) years prior to the date of this Agreement, was pending and, to the Company's knowledge, after reasonable and diligent inquiry, no notice or other claim in writing has been received by the Company within the one (1) year prior to the date of this Agreement, (i) alleging that the Company any of its subsidiaries has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or exclusively licensed by or to the Company. Except as specifically disclosed in one or more Sections of the Company Disclosure Schedules pursuant to this Section 3.15, to the knowledge of the Company, no Intellectual Property (x) that is owned by the Company or any of its subsidiaries or the subject of an Inbound License Agreement is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or any such subsidiary, except as may be specifically provided in any such Inbound License Agreement, or (y) that is the subject of an Outbound License Agreement is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the sale, transfer, assignment or licensing thereof by the Company or any of its subsidiaries to any person.

                  (i) No Infringement by Third Parties. Except as and to the extent publicly disclosed in the Company SEC Reports or as set forth in Section 3.15(i) of the Company Disclosure Schedule, to the knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or exclusively licensed by the Company or any of its subsidiaries, and no such claims have been brought against any third party by the Company or any of its subsidiaries.

                  (j) Assignment; Change of Control. Except as set forth on 3.15(j) of Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate or alter, any of the Company's or any of its subsidiaries' rights to own any of its Intellectual Property or their respective rights under any Inbound License Agreement or Outbound License Agreement, nor require the consent of any Governmental Authority or third party in respect of any such Intellectual Property.

                  (k) Software. The Software owned or purported to be owned by the Company or any of its subsidiaries, was either (i) developed by employees of the Company or any of its subsidiaries within the scope of their employment;
(ii) developed by independent contractors who have assigned their rights to the Company or any of its subsidiaries pursuant to written agreements; or (iii) otherwise acquired by the Company or a subsidiary from a third party. Except as set forth in Section 3.15(1) of the Company Disclosure Schedule, to the knowledge of the Company, the Software does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than the Company or any of its subsidiaries, except for such materials or development environments obtained by the Company or any of its subsidiaries from other persons who make such materials or development environments generally available to all interested purchasers or end-users on standard commercial terms. For purposes of this
Section 3.15(k), "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and, training materials, relating to any of the foregoing.

         Section 3.16 Properties. Each of the Company and its subsidiaries has valid title to all real and personal properties, assets and rights shown on its balance sheet or its last Company SEC Report prior to the date hereof as being owned by it and valid leasehold interests in all material properties and assets (whether real, personal or mixed) leased by it (collectively, the "Company Assets"). With respect to any leased Company Assets, there are no security deposits or portions thereof that have been applied in respect of a breach or default under the applicable lease which has not been redeposited in full and neither the Company nor any of its subsidiaries has mortgaged, deeded in trust or otherwise transferred or encumbered such lease or any interest therein except in the ordinary course of business. There are no pending or, to the Company's knowledge, threatened condemnation proceedings against or affecting any material Company Assets.

         Section 3.17 Material Contracts and Commitments.

                  (a) Section 3.17 of the Company Disclosure Schedule contains a true and complete list as of the date of this Agreement of all of the following contracts, agreements and commitments, whether oral or written ("Contracts"), to which the Company or any of its subsidiaries is a party or by which any of them or any of their material Company Assets is bound, as each such contract or commitment may have been amended, modified or supplemented:

                           (i) any agreement (or group of related agreements)
for the lease of personal property to or from any person providing for rent in excess of One Hundred Thousand Dollars ($100,000) during any twelve-month period;

                           (ii) any agreement for the lease of real property
providing for the payment of rent in excess of Two Hundred and Fifty Thousand Dollars ($250,000) during any twelve-month period;

                           (iii) any agreement (or group of related agreements)
or indemnity under which the Company or any of its subsidiaries has created, incurred, assumed or guaranteed any debt including without limitation any indebtedness for borrowed money, warehouse lines of credit, or any capitalized lease or purchase money obligation (except for intercompany obligations), in excess of One Hundred Thousand Dollars ($100,000);

                           (iv) any agreement under which the Company or any of
its subsidiaries has granted a lien, pledge, security interest or other encumbrance upon any of its material assets;

                           (v) any agreement under which the Company or any of
its subsidiaries has an obligation to indemnify a director, officer or employee;

                           (vi) any agreement for the employment of any
individual on a full-time, part-time, consulting or other basis other than oral retainers of professionals terminable at will (excluding commissioned employees);

                           (vii) any agreement concerning confidentiality or
noncompetition given by the Company other than those agreements (A) entered into with any person in connection with the proposed sale of the Company and (B) that do not materially restrict the manner in which the Company or any of its subsidiaries conduct its business;

                           (viii) any other plan, contract or arrangement,
whether formal or informal, which involves direct or indirect compensation (including bonus, stock option, severance, golden parachute, deferred compensation, special retirement, consulting and similar agreements and all agreements and arrangements regarding the Company's net branches) for the benefit of one or more of the current or former directors, officers or employees of the Company (other than Company Compensation and Benefit Plans described in Section 3.11(a);

                           (ix) any guaranty or suretyship, performance bond or
contribution agreement; and

                           (x) any marketing, sales representative or dealership
agreement with respect to which the fees paid or payable by the Company are or will be in excess of One Hundred Thousand Dollars ($100,000) in any twelve (12) month period, or which is terminable only for cause or upon more than thirty
(30) days notice;.

                  (b) The Company has heretofore made available to the Parent true and complete copies of all of the Contracts required to be set forth in
Section 3.17 of the Company Disclosure Schedule. Each such Contract is a valid and binding agreement of the Company or one of its subsidiaries in accordance with its terms, and is in full force and effect (except as set forth in Section
3.17 of the Company Disclosure Schedule), except where the failure to be valid and binding and in full force and effect would not individually or in the aggregate have a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries is in default with respect to any such Contract, nor (to the Company's knowledge) does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder or permit any other party thereto to terminate such Contract, To the Company's knowledge, no other party to any such Contract is in default in any respect with respect to any such Contract, which would have a Material Adverse Effect on the Company. No party has given any written notice (i) of termination or cancellation of any such Contract or (ii) that it intends to assert a breach of any such Contract,

         Section 3.18 Insurance. True and correct copies of all insurance policies of the Company and its subsidiaries have been made available to Parent (the "Insurance Policies"). Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. Each of the Company and its subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party, except where failure would not result in cancellation of any such policies or material increases in premiums. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion.

         Section 3.19 Certain Business Practices. None of the Company, any of its subsidiaries or, to the Company's knowledge, any of its directors, officers, agents or employees of the Company or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

         Section 3.20 Product Warranties. There have not been any material deviations from warranties and guaranties currently in effect with respect to Company products and neither the Company, any of its subsidiaries nor any of their respective salesmen, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties materially in excess of warranties or guaranties provided by Company or any of its subsidiaries currently in effect with respect to its products.

         Section 3.21 Suppliers and Customers. The documents and information supplied by the Company to Parent or any of its representatives in connection with this Agreement with respect to relationships and volumes of business done with its significant suppliers and customers are accurate in all material respects. During the last twelve (12) months, the Company has received no notices of termination or written threats of termination from any of the ten
(10) largest suppliers or the ten (10) largest customers of the Company and its subsidiaries.

         Section 3.22 Vote Required. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the Merger.

         Section 3.23 Opinion of Financial Adviser. The Fairness Opinion has not been withdrawn, revoked or modified. A true and complete copy of such opinion has been delivered to Parent.

         Section 3.24 Brokers. No broker, finder or investment banker (other than the Financial Adviser, a true and correct copy of whose engagement agreement has been provided to Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The fees payable to Morgan Keegan will not exceed two hundred ninety thousand dollars ($290,000.00),including for the fairness opinion or any other opinion Morgan Keegan is requested to give the Company.

         Section 3.25 Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") is applicable to the Company, the Shares, the Offer, the Merger or any of the other transactions contemplated by this Agreement. The Company Board has approved the Offer, the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement, and the transactions contemplated by this Agreement the provisions of
Section 203 of the DGCL to the extent, if any, such Section is applicable to the Offer, the Merger, this Agreement, or any of the transactions contemplated by this Agreement.

         Section 3.26 Representations Complete. None of the representations or warranties made by the Company in this Agreement nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of the Company in connection with soliciting their proxy or consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND ACQUISITION

         Parent and Acquisition hereby represent and warrant to the Company as follows:

         Section 4.1 Organization.

                  (a) Each of COA, Parent and Acquisition is duly organized, validly existing and in good standing under the laws of its respective State of incorporation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except in such jurisdictions where the failure to be so duly qualified or licensed would not have a Material Adverse Effect on Parent (defined below).

                  (b) Each of Parent and Acquisition is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Parent. When used in connection with Parent or Acquisition the term "Material Adverse Effect on Parent" means any circumstance, change in, or effect on (or circumstance, change in, or effect involving a prospective change on) Parent and its subsidiaries, taken as a whole, that materially and adversely affects the ability of Parent and/or Acquisition to consummate the Offer or the Merger, provided that none of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect on Parent or Acquisition: (i) a change in the market price or trading volume of Parent common stock, (ii) conditions affecting the U.S. economy as a whole or (iii) changes in or affecting the modular building industry generally.

         Section 4.2 Authority Relative to this Agreement. Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of COA, Parent and Acquisition and by Parent as the sole stockholder of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes, assuming the due authorization, execution and delivery hereof by the Company, a valid, legal and binding agreement of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

         Section 4.3 Information Supplied. None of the information supplied or to be supplied by Parent or Acquisition for inclusion or incorporation by reference in the Disclosure Statements at the respective times that the Proxy Statement (if necessary) and the Schedule 14D-9 and any amendments of or supplements to any of the foregoing are filed with the SEC and are first published or sent or given to holders of Shares, and in the case of any required Proxy Statement, at the time that it or any amendment thereof or supplement thereto is mailed to the Company's stockholders, at the time of the Meeting or the written consent of the stockholders, if either is required, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading except that no representation or warranty is made by Parent or Acquisition with respect to information supplied or required to be supplied by the Company for inclusion in the Schedule TO or the Proxy Statement. The Offer Documents shall comply in all material respects as to form with applicable federal securities laws.

         Section 4.4 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under and other applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, and any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the DGCL, no material filing with or notice to, and no material permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Certificates of Incorporation or bylaws (or similar governing documents) of Parent or Acquisition, (b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties and assets is bound or (c) violate any material order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets.

         Section 4.5 LitigationERROR! BOOKMARK NOT DEFINED.. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent threatened, against Parent or COA or any of either of their subsidiaries or any of their respective properties or assets before any Governmental Entity that could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement beyond the Final Date. Neither COA nor Parent nor any of either of their subsidiaries is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

         Section 4.6 Brokers. No broker finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.

         Section 4.7 Representations and Warranties. None of the representations or warranties made by Parent or Acquisition in this Agreement nor any statement made in any Schedule or certificate furnished by Parent or Acquisition pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of the Company in connection with soliciting their proxy or consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE 5

                                    COVENANTS

         Section 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement or as described in Section 5.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company will and will cause each of its subsidiaries to conduct its operations in the ordinary course of business consistent with past practice, use all commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with it with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except in the ordinary course of business or as otherwise expressly provided in this Agreement, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent:

                  (a) amend its Certificate of Incorporation or bylaws (or other similar governing instrument);

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities or equity equivalents (including any stock options or stock appreciation rights) except for the issuance and sale of Shares pursuant to Company Stock Options outstanding on the date hereof;

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries, except as may be required under the terms of any Company Stock Option;

                  (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

                  (e) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of any subsidiary;

                  (f) (i) incur or assume any long-term or short-term debt or issue any debt securities except, in each case, for borrowings under existing lines of credit in the ordinary course of business consistent with past practice, or modify or agree to any amendment of the terms of any of the foregoing; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for obligations of subsidiaries of the Company incurred in the ordinary course of business consistent with past practice; (iii) make any loans, advances or capital contributions to or investments in any other person (other than to subsidiaries of the Company or customary loans or advances to employees in each case in the ordinary course of business consistent with past practice); (iv) pledge or otherwise subject to any Lien shares of capital stock of the Company or any of its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

                  (g) except as may be required by Applicable Law or Section
2.11 hereof, enter into, adopt or amend or terminate any bonus, special remuneration, profit sharing, compensation, severance, change of control, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, health, life, or disability insurance, dependent care, severance or other benefit plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer, employee or consultant in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units);

                  (h) grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to written agreements outstanding on the date hereof, the terms of which are in all material respects completely and correctly disclosed in Section 5.1(h) of the Company Disclosure Schedule or as required by applicable federal, state or local law or regulations;

                  (i) exercise its discretion or otherwise voluntarily accelerate the vesting of any Company Stock Option as a result of the Merger, any other change of control of the Company (as defined in each of the Company Plans) or otherwise;

                  (j) (i) acquire, sell, lease, license, transfer or otherwise dispose of any material assets in any single transaction or series of related transactions (including in any transaction or series of related transactions having a fair market value in excess of One Hundred Thousand Dollars ($100,000) in the aggregate), other than sales of its products and licenses of software in the ordinary course of business consistent with past practices, (ii) enter into any exclusive license, distribution, marketing, sales or other agreement or sell, transfer or otherwise dispose of any Intellectual Property;

                  (k) except as may be required as a result of a change in law or in generally accepted accounting principles, and except with notice to Parent, change any of the accounting principles, practices or methods used by it;

                  (l) revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

                  (m) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other person or division thereof or any equity interest therein; (ii) enter into any contract or agreement that would be material to the Company and its subsidiaries, taken as a whole; (iii) amend, modify or waive any right under any material contract of the Company or any of its subsidiaries; (iv) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date hereof in any material manner that is adverse to the Company or any of its subsidiaries; (v) authorize any new capital expenditure other than in accordance with Company's capital expenditure budget, a copy of which has been provided to Parent, or (vi) authorize any new or additional manufacturing capacity expenditure or expenditures for any manufacturing capacity contracts or arrangements;

                  (n) make any material tax election or settle or compromise any material income tax liability or permit any insurance policy naming it as a beneficiary or loss-payable to expire, or to be canceled or terminated, unless a comparable insurance policy reasonably acceptable to Parent is obtained and in effect;

                  (o) fail to file any Tax Returns when due (or, alternatively, fail to file for available extensions) or fail to cause such Tax Returns when filed to be complete and accurate in all material respects;

                  (p) fail to pay any Taxes or other material debts when due;

                  (q) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would involve more than One Hundred Thousand Dollars ($100,000) or that would otherwise be material to the Company;

                  (r) take any action or fail to take any action that could reasonably be expected to (i) limit the utilization of any of the net operating losses, built-in losses, tax credits or other similar items of the Company or its subsidiaries under Section 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder, or (ii) cause any transaction in which the Company or any of its subsidiaries was a party that was intended to be treated as a reorganization under Section 368(a) of the Code to fail to qualify as a reorganization under Section 368(a) of the Code;

                  (s) take or agree in writing or otherwise to take any of the actions described in Sections 5.1(a) through 5.1(r) (and it shall use all reasonable efforts not to take any action that would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect).

         Section 5.2 No Solicitation or Negotiation.

                  (a) The Company, its subsidiaries and other affiliates (as reasonably determined by the Company) and their respective officers and other employees with managerial responsibilities, directors, representatives (including the Financial Advisor and any other investment banker and any attorneys and accountants) and agents shall immediately cease any discussions or negotiations with any other persons with respect to any Third Party Acquisition. The Company also agrees, if requested by Parent, promptly to request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition of stock or assets or otherwise) the Company or any of its subsidiaries, if any, to return all confidential information heretofore furnished to such person by or on behalf of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries and other affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit, or initiate discussions or negotiations with any person or group (other than Parent and Acquisition or any designees of Parent and Acquisition) concerning any Third Party Acquisition; provided, however, that if the Board of Directors of the Company determines in good faith, that it is required to do so by Applicable Law, the Company may, in response to a proposal, offer or indication of interest for a Third Party Acquisition that was not solicited and that the Board of Directors of the Company determines, is from a Third Party that is reasonably capable of consummating a Superior Proposal and only for so long as the Board of Directors reasonably so determines that its actions are likely to lead to a Superior Proposal, furnish information to and participate in discussions or negotiation with any such person pursuant to a customary confidentiality agreement as was executed by Parent prior to the execution of this Agreement;

provided, further, that nothing herein shall prevent the Company Board from taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer. The Company shall promptly (and in any event within one business day after becoming aware thereof) (i) notify Parent in the event the Company or any of its subsidiaries and other affiliates or any of their respective officers, directors, employees and agents receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal, and any request for confidential information in connection with a potential Third Party Acquisition and (ii) advise Parent from time to time of the status and promptly following any significant developments concerning the same.

                  (b) Except as set forth in this Section 5.2(b), the Company Board shall not withdraw or modify its recommendation of the transactions contemplated hereby or approve or recommend, or cause or permit the Company to enter into any agreement or obligation with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if prior to the Tender Offer Purchase Time the Company Board by a majority vote determines in its good faith judgment, after consultation with legal counsel, that it is required to do so in order to comply with its fiduciary duties under Applicable Law, the Company Board may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal, but in each case only (i) after providing written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person or group making such Superior Proposal and (ii) if Parent does not, within two (2) business days after Parent's receipt of the Notice of Superior Proposal, make an offer that the Company Board by a majority vote determines in its good faith judgment (after consultation with the Financial Advisor or other reputable financial advisor retained by the Company) to be at least as favorable to the Company's stockholders as such Superior Proposal; provided, however, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated pursuant to
Section 7.1 and the Company has paid all amounts due to Parent pursuant to
Section 7.3. Any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 will not constitute a violation of this Agreement; provided, however, that such disclosure states that no action will be taken by the Company Board in violation of this Section 5.2(b).

                  (c) For purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of any material portion (which shall include fifteen percent (15%) or more) of the assets of the Company and its subsidiaries, taken as a whole, other than the sale of its products in the ordinary course of business consistent with past practices; (iii) the acquisition by a Third Party of fifteen percent (15%) or more of the issued and outstanding Shares; or (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal (1) to acquire, directly or indirectly, for consideration consisting solely of cash and/or securities, all of the Shares then outstanding, or all or substantially all the assets, of the Company, (2) that is financeable and contains terms that the Company Board by a majority vote determines in its good faith judgment to be more favorable to the Company's stockholders than the Offer and the Merger (after consultation with its financial advisor), (3) that the Company Board by a majority vote determines in its good faith judgment (after consultation with its financial advisor) to be reasonably capable of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal), (4) that does not contain a "right of first refusal" or "right of first offer" with respect to any counter-proposal that Parent might make and (5) that does not contain any financing or "due diligence" conditions. At and after the Tender Offer Purchase Time, the Company shall not under any circumstances withdraw its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition.

         Section 5.3 Meeting of Stockholders.

                  (a) The Company shall, following the acceptance for payment and payment for the Shares by Acquisition pursuant to the Offer, take all actions necessary in accordance with the DGCL and its Certificate of Incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby (the "Meeting"). The stockholder vote required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the DGCL and the Company's Certificate of Incorporation and bylaws. The Company will, through the Company Board, recommend to its stockholders approval of such matters subject to the provisions of Section 5.2(b). The Company shall promptly prepare and file with the SEC the Proxy Statement for the solicitation of a vote of the holders of Shares approving the Merger, which, subject to the provisions of Section 5.2(b), shall include the recommendation of the Company Board that stockholders of the Company vote in favor of the approval and adoption of this Agreement and the written opinion of the Financial Advisor that the consideration to be received by the stockholders of the Company pursuant to this Agreement is fair to such stockholders from a financial point of view. The Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, and promptly thereafter mail the Proxy Statement to the stockholders of the Company. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly inform Parent of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone (i) the Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company's stockholders in advance of a vote on the Merger and this Agreement or (ii) the time for which the Meeting is originally scheduled (as set forth in the Proxy Statement), if there are insufficient Shares represented, either in person or by proxy, to constitute a quorum necessary to conduct the business of the Meeting. Notwithstanding the foregoing, if Parent, Acquisition and/or any other subsidiary of Parent shall acquire at least 90% of the outstanding Shares, the parties shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a Meeting in accordance with Section 253 of the DGCL.

                  (b) Each of Parent and Acquisition agrees to (and Parent shall cause Acquisition to) vote in favor of the Merger all Shares purchased pursuant to the Offer and all other Shares owned by Parent, Acquisition or any other subsidiary of Parent.

         Section 5.4 Access to Information.

                  (a) Between the date hereof and the Effective Time, upon reasonable notice the Company will give Parent and its authorized representatives reasonable access during normal business hours to all employees, plants, offices, warehouses and other facilities and to all books and records and personnel files of current employees of the Company and its subsidiaries as Parent may reasonably require, and will cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent may from time to time reasonably request. Between the date hereof and the Effective Time, Parent shall make available to the Company, as reasonably requested by the Company, a designated officer of Parent to answer questions and make available such information regarding Parent and its subsidiaries as is reasonably requested by the Company taking into account the nature of the transactions contemplated by this Agreement.

                  (b) Between the date hereof and the Effective Time, as prepared in the ordinary course of business, the Company shall furnish to Parent
(i) within two (2) business days following preparation thereof, the normal management information reports concerning revenues, cash flows and other items for the preceding week and/or month, (ii) within two (2) business days following preparation an unaudited balance sheet as of the end of such quarter and the related statements of earnings, stockholders' equity (deficit) and cash flows for the quarter then ended, and (iii) within two (2) business days following preparation thereof (and in any event within one hundred twenty (120) calendar days after the end of each fiscal year) an audited balance sheet as of the end of such year and the related statements of earnings, stockholders' equity (deficit) and cash flows, all of such financial statements referred to in clauses (i), (ii) and (iii) to be prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by the Company with respect to such financial statements. All the foregoing shall be in accordance with the books and records of the Company and shall fairly present its financial position (taking into account the differences between the monthly, quarterly and annual financial statements prepared by the Company in conformity with its past practices) as of the last day of the period then ended.

                  (c) Each of the parties hereto will hold, and will cause its consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and COA dated July 13, 2000.

         Section 5.5 Certain Filings; Reasonable Efforts.

                  (a) Subject to the terms and conditions herein provided, including Section 5.2(b), each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to do the following, (i) cooperate in the preparation and filing of each of the Disclosure Statements and any amendments thereto, any filings that may be required under the HSR Act and any filings under similar merger notification laws or regulations of foreign Governmental Entities; (ii) obtain consents of all third parties and Governmental Entities necessary, proper, advisable or reasonably requested by Parent or the Company, for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding relating to the Merger; and
(iv) execute any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and Acquisition agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the Company stockholder vote with respect to the Merger. The Company agrees to use all reasonable efforts to encourage its employees to continue employment with the Company and the Surviving Corporation after the Effective Time. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement the proper officers and directors of each party hereto shall take all such necessary action. Notwithstanding anything contained elsewhere in this Agreement, in connection with the compliance by Parent or Acquisition with any Applicable Law (including the HSR Act) or obtaining the consent or approval of any Governmental Entity whose consent or approval may be required to consummate the transactions contemplated by this Agreement, neither Parent nor COA shall be
(i) required, or be construed to be required, to sell or divest any assets or business or to restrict any business operations in order to obtain the consent or successful termination of any review of any such Governmental Entity regarding the transactions contemplated hereby or (ii) prohibited from owning, and no material limitation shall be imposed on COA's or Parent's ownership, direct or indirect, of, any material portion of the Company's business or assets.

                  (b) Parent and the Company will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other foreign, federal, or state antitrust, competition, or fair trade law. In this regard but without limitation, each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any other federal, foreign or state antitrust or competition Governmental Entity regarding the transactions contemplated herein.

         Section 5.6 Public Announcements. Neither COA, Parent, Acquisition nor the Company shall issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement, including the Merger, or any Third Party Acquisition, without the prior consent of Parent and Acquisition (in the case of the Company) or the Company (in the case of Parent or Acquisition), except (i) as may be required by Applicable Law, or by the rules and regulations of, or pursuant to any agreement with, the Nasdaq National Market, or (ii) following a change, if any, of the Company

Board's recommendation of the Merger (in accordance with Section 5.2(b)). The first public announcement of this Agreement, the Offer and the Merger shall be a joint press release agreed upon by COA, Parent, Acquisition and the Company.

         Section 5.7 Indemnification and Directors' and Officers' Insurance.

                  (a) From and after the Effective Time, Parent and the Surviving Corporation shall jointly and severally indemnify, defend and hold harmless present or former directors and officers of Company or any of its subsidiaries (collectively the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including the transactions contemplated by this Agreement) to the same extent as provided by and subject to the conditions of any applicable law and the applicable certificates of incorporation and bylaws COA, as if the Indemnified Parties were officers and directors of COA, (and shall also, subject to Section 5.7(b), advance expenses as may be allowed thereunder and subject to the terms thereof, and provided that the Person to whom expenses are advanced provides a written undertaking satisfactory to COA to repay such advances if it is ultimately determined that such person is not entitled to indemnification); provided, however, that any such indemnification shall be provided only to the extent any directors' and officers' liability insurance policy of COA or its subsidiaries does not provide coverage and actual payment thereunder with respect to the matters that would otherwise be subject to indemnification hereunder (it being understood that COA, Parent or Surviving Corporation shall, subject to Section 5.7(b), advance expenses on a current basis as provided in this Section 5.7(a) notwithstanding such insurance coverage to the extent that payments thereunder have not yet been made, if the Indemnified Party has provided said undertaking, and in which case COA, Parent or Surviving Corporation, as the case may be, shall be entitled to repayment of such advances from the proceeds of such insurance coverage. COA's, Parent's and Surviving Corporation's obligation herein to fulfill and honor the Company's indemnification obligation, and the Company's aggregate obligation to indemnify and hold harmless persons for all matters to which such persons may be entitled to be indemnified or held harmless under this Section 5.7(a), shall in no event exceed the Company's net worth as of June 30, 2000. Parent or Surviving Corporation shall maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by Company or its subsidiaries with respect to matters occurring prior to the Effective Time to the extent such insurance is available at a premium of not more than 3.0 times the premium immediately prior to the Effective Time; provided, however, that (i) COA, Parent or Surviving Corporation may substitute therefor policies, or at COA's election may cause coverage to be provided under any policy maintained for the benefit of COA, for at least the same face amount of coverage, with an insurance company or companies, the claims paying ability of which is substantially equivalent to the claims paying ability of the insurance company or companies providing such insurance coverage for directors and officers of Parent, and (ii) neither COA, Parent nor Surviving Corporation shall be required to provide insurance in excess of that presently provided under Company's current policies of directors' and officers' insurance. Nothing in this paragraph shall supersede the fiduciary obligations to COA, Parent or Surviving Corporation, or their respective shareholders, of the Boards of Directors of such companies.

                  (b) Any Indemnified Party wishing to claim indemnification under Section 5.7(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly and timely notify Parent thereof, whereupon Parent or Surviving Corporation shall have the right, but not the obligation, from and after the Effective Time, to assume and control the defense thereof, and upon such assumption, neither COA, Parent nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof. Notwithstanding the foregoing, if counsel for the Indemnified Parties advises that there are non-waivable issues which raise material and substantial conflicts of interest between COA, Parent or Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain separate counsel and COA, Surviving Corporation or Company will pay all reasonable fees and expenses of such counsel, for matters that are subject to indemnification as provided in Section 5.7(a); provided that COA, Parent or Surviving Corporation will not be obligated pursuant to this sentence to pay in the aggregate for more than one firm or counsel for all Indemnified Parties for any Claims in any jurisdiction. Neither COA, Parent nor Surviving Corporation shall be liable for any Claim settlement effected without its prior written consent.

                  (c) This Section 5.7 is intended to benefit the Indemnified Parties and shall be binding on all successors and assigns of COA, Parent, Acquisition and Surviving Corporation.

         Section 5.8 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement by such first party to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure by such first party to comply with or satisfy in any material respect any covenant condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.8 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 5.9 Additions to and Modification of Company Disclosure Schedule. Concurrently with the execution and delivery of this Agreement, the Company has delivered a Company Disclosure Schedule that includes all of the information required by the relevant provisions of this Agreement. In addition, the Company shall deliver to Parent and Acquisition such additions to or modifications of any Sections of the Company Disclosure Schedule necessary to make the information set forth therein true, accurate and complete in all material respects as soon as practicable after such information is available to the Company after the date of execution and delivery of this Agreement; provided, however, that such disclosure shall not be deemed to constitute an exception to its representations and warranties under Article 3, nor limit the rights and remedies of Parent and Acquisition under this Agreement for any breach by the Company of such representation and warranties.

         Section 5.10 Access to Company Employees. Upon reasonable notice, the Company agrees to provide Parent with, and to cause each of its subsidiaries to provide Parent with, reasonable access to its employees during normal working hours following the date of this Agreement, to among other things, deliver offers of continued employment and to provide information to such employees about Parent.

         Section 5.11 Company Compensation and Benefit Plans. The Company agrees to take all actions necessary to amend, merge, freeze or terminate all compensation and benefit plans, effective at the Closing Date, as requested in writing by Parent, except for plans set forth in Schedule 3.11(j) of the Company Disclosure Schedule.

         Section 5.12 Takeover Statutes. If any Takeover Statute is or may become applicable to the Offer, the Merger or any of the other transactions contemplated by this Agreement, the Company and the Company Board shall promptly grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, the Offer or the Merger, as the case may be, and otherwise act to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on such transactions.

         Section 5.13 Employment Agreements. The Company shall use its best efforts to enter into employment agreements with all seven (7) key employees identified in Section 6.1(h) at or before the Effective Time.

                                   ARTICLE 6

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         Section 6.1 Conditions. The respective obligations of Parent, Acquisition and the Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

                  (a) Stockholder Approval. If required by law, the stockholders of the Company shall have duly approved the transactions contemplated by this Agreement by the requisite vote;

                  (b) Purchase of Shares. Purchaser shall have accepted for payment and paid for the Shares pursuant to the Offer in accordance with the terms hereof;

                  (c) Injunctions; Illegality. The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity, and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger or has the effect of making the purchase of Shares illegal;

                  (d) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated;

                  (e) Outstanding Shares. The total number of outstanding shares and options, fully diluted, of Company shall not exceed 3,652,101;

                  (f) Environmental. A reasonable resolution shall be achieved:
(a) with respect to the emission in excess of 25 tons per annum, if any, from the Company's Pennsylvania facility; and (b) with respect to the paint booth permit issue in the Company's New York facility;

                  (g) Representations. All warranties and representations of Company contained in this Agreement shall be true in all material respects; and,

                  (h) Employment Contracts with Agreed Employees. The Company shall have entered into modified employment agreements with Rodney Young, James Metzler, Michael Ploutz, John Catalino, Richard Bedell, and four (4) of seven
(7) of the following key employees: Neal Moss, Edward Bollero, Daniel Berdahl, Dean Bagg, Donald Selke, Thomas Martini and Rob Winks. The terms and conditions of the employment agreements shall be substantially in the form to be hereafter attached to this Agreement, and shall be satisfactory to Parent. The Company shall have amended the employment agreement of Edward C. Craig ("Craig"), in a form reasonably satisfactory to Parent, to contain the following provisions: (i) Craig shall be paid his annual salary of $200,000 for the year 2001; (ii) Craig's Deferred Compensation (as defined in Craig's employment agreement) will be paid as follows: $115,000 on or before December 31, 2001; $115,000 on or before December 31, 2002; and $50,000 on or before December 31, 2003; (iii) the expiration of Craig's Company Stock Options will not occur until all payments are made pursuant to subsection (ii) hereof, but in no event shall expiration occur earlier than three (3) years from the Effective Time; and (iv) Craig shall be paid the Special Bonus, set forth on Schedule 3.11(i), by the end of fiscal years 2001 and 2002. Parent and Company will be jointly responsible for payment of all monies under Craig's employment agreement.

                                   ARTICLE 7

                         TERMINATION; AMENDMENT; WAIVER

         Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement by the Company's stockholders:

                  (a) by mutual written consent of Parent, Acquisition and the Company;

                  (b) by Parent and Acquisition or the Company if (i) any court of competent jurisdiction in the United States or other United States federal or state Governmental Entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by December 15, 2000 (the "Final Date"); provided, however, that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective Time shall not have occurred on or before said date;

                  (c) by the Company if (i) there shall have been a breach of any representations or warranties on the part of Parent or Acquisition set forth in this Agreement or if any representations or warranties of Parent or Acquisition shall have become untrue such that, in either such instance, such breach or change would be incapable of being cured by the Final Date, provided that the Company has not breached any of its material obligations hereunder in any material respect; (ii) there shall have been a breach by Parent or Acquisition of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Parent or materially adversely affecting (or materially delaying) the ability of the Company to consummate the Merger, and Parent or Acquisition, as the case may be, has not cured such breach within five
(5) business days after notice by the Company thereof, provided that the Company has not breached any of its material obligations hereunder in any material respect; (iii) the Company shall have convened the Meeting and shall have failed to obtain the requisite vote of its stockholders thereat (including any adjournments thereof); (iv) the Company Board has received a Superior Proposal, has complied with the provisions of Section 5.2(b), and has made the payment called for by Section 7.3(a); or (v) Acquisition fails to commence the offer on or prior to ten (10) business days following the date of this Agreement;

                  (d) by Parent and Acquisition if (i) there shall have been a breach of any representations or warranties on the part of the Company set forth in this Agreement or if any representations or warranties of the Company shall have become untrue such that, in either such instance, such breach or change would be incapable of being cured by the Final Date, provided that neither Parent nor Acquisition has breached any of their respective obligations hereunder in any respect which has a Material Adverse Effect on the Company;
(ii) there shall have been a breach by the Company of one or more of its covenants or agreements hereunder having a Material Adverse Effect on the Company (or, in the case of Section 5.2, any material breach thereof) or materially adversely affecting (or materially delaying) the ability of Acquisition to consummate the Offer or of Parent, Acquisition or the Company to consummate the Merger, and the Company has not cured such breach within five (5) business days after notice by Parent or Acquisition thereof, provided that neither Parent nor Acquisition has breached any of their respective obligations hereunder in any material respect; (iii) the Company Board shall have recommended to the Company's stockholders a Superior Proposal; (iv) the Company Board shall have withdrawn or adversely modified its approval or recommendation of this Agreement, the Offer or the Merger; (v) the Company shall have ceased using all reasonable efforts to call, give notice of, or convene or hold the Meeting as promptly as practicable after the date on which Acquisition has accepted for payment Shares pursuant to the Offer or shall have adopted a resolution not to effect any of the foregoing; or (vi) the Company shall have convened the Meeting and shall have failed to obtain the requisite vote of its stockholders thereat (including any adjournments thereof);

                  (e) by the Company, if by the Final Date, Acquisition shall have failed to pay for Shares pursuant to the Offer; provided, however, that the right to terminate this Agreement pursuant to this Subsection (e) shall not be available to the Company if it has breached in any material respect its material obligations under this Agreement that in any manner shall have proximately contributed in any material respect to the failure referenced in this Subsection
(e); or

                  (f) by Parent and Acquisition, if Acquisition shall have terminated the Offer in accordance with the provisions of Annex A; provided, however, that the right to terminate this Agreement pursuant to this Subsection
(f) shall not be available to Parent and Acquisition if either of them has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed in any material respect to the termination of the Offer.

         Section 7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this Section 7.2 and Sections 5.7(b) and 7.3. Except as set forth in the final sentence of Section 7.3(a), nothing contained in this
Section 7.2 shall relieve any party from liability for any breach of this Agreement prior to such termination.

         Section 7.3 Fees and Expenses. Except as otherwise specifically provided in this Section 7.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

                  (a) In the event that this Agreement shall be terminated pursuant to:

                           (i) Section 7.1(c)(iv) or 7.1(d)(iii), (iv) or (v);

                           (ii) Section 7.1(d)(i) or (ii) and, at the time of
such termination, (x) there is outstanding an offer by a Third Party to consummate, or a Third Party shall have publicly announced (and not withdrawn) a plan or proposal with respect to, a Third Party Acquisition and such Third Party Acquisition occurs, or (y) there is no such Third Party offer outstanding or plan or proposal announced but within twelve (12) months after the date on which this Agreement has been terminated the Company enters into an agreement with respect to a Third Party Acquisition or a Third Party Acquisition occurs involving any person other than Parent or one of its subsidiaries; or

                           (iii) Section 7.1(f) and, at the time of such
termination, there is outstanding an offer by a Third Party to consummate, or a Third Party shall have publicly announced (and not withdrawn) a plan or proposal with respect to a Third Party Acquisition and the Company has entered into an agreement with respect to such Third Party Acquisition or such Third Party Acquisition otherwise occurs within twelve (12) months after the date on which this Agreement has been terminated;

Parent and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Acquisition for such damages the Company shall pay to Parent within three (3) business days of the termination, the amount of Two Million Dollars ($2,000,000), less any amounts paid pursuant to Section 7.3(b)(ii) below, as liquidated damages immediately upon the occurrence of the event described in this Section 7.3(a) giving rise to such damages. It is specifically agreed that the amount to be paid pursuant to this Section 7.3(a) represents liquidated damages and not a penalty. If Parent or Acquisition receives the amount in compliance with this Section 7.3(a), Parent and Acquisition shall not assert or pursue in any manner, directly or indirectly, any claim or cause of action against the Company or any of its affiliates, officers, directors, representatives or agents based in whole or in part upon this Agreement, it being agreed that such fee represents liquidated damages for all such claims or causes of action, including but not limited to any damages pursuant to Section 7.3(b)(ii) below.

                  (b)

                           (i) Parent shall pay or reimburse the Company for all
the Company's costs, fees and expenses incurred by the Company or on its behalf in connection with this Agreement, the Offer, the Merger and the consummation of all transactions contemplated by this Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants). In addition, Parent shall promptly pay Company the sum of One Million Dollars ($1,000,000) if the transaction contemplated by this Agreement fails to close due to a breach of a material obligation under this Agreement by COA, Parent or Acquisition in any material respect, unless the Company shall have breached any of its material obligations hereunder in any material respect. If Company receives the amount in compliance with this Section 7.3(b), Company shall not assert or pursue in any manner, directly or indirectly, any claim or cause of action against COA, Parent or Acquisition or any of its affiliates, officers, directors, representatives or agents based in whole or in part upon this Agreement, it being agreed that such fee represents liquidated damages for all such claims or causes of action.

                           (ii) Company shall pay or reimburse COA, Parent and
Acquisition for all their costs, fees and expenses incurred by any of them or on any of their behalf in connection with this Agreement, the Offer, the Merger and the consummation of all transactions contemplated by this Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants) if the transaction contemplated by this Agreement fails to close due to a breach of a material obligation under this Agreement by Company in any material respect, unless either COA, Parent, or Acquisition shall have breached any of its material obligations hereunder in any material respect.

                  (c) The Company COA, Parent and Acquisition each acknowledges that the agreements contained in this Article 7 (including this Section 7.3) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent, Acquisition and Company would not enter into this Agreement. Accordingly, if any party fails promptly to pay the amounts required pursuant to Section 7.3 when due (including circumstances where, in order to obtain such payment COA, Parent or Acquisition commences a suit that results in a final judgment against Company for any of such amounts), the Company shall pay to COA, Parent or Acquisition (i) their costs and expenses (including attorneys' fees) in connection with such suit and (ii) interest on the amount that was determined to be due and payable hereunder at the rate announced by Chase Manhattan Bank as its "reference rate" in effect on the date such payment was required to be made, interest accruing from the date such amount is determined to be due and payable.

                  (d) If Parent or Acquisition fails promptly to pay the amounts required pursuant to Section 7.3 when due (including circumstances where, in order to obtain such payment Company commences a suit which results in a final judgment against COA, Parent or Acquisition for any such amounts), COA, Parent or Acquisition shall pay to Company (i) its costs and expenses (including attorneys' fees) in connection with such suit and (ii) interest on the amount that was determined to be due and payable hereunder at the rate announced by Chase Manhattan Bank as its "reference rate" in effect on the date such payment was required to be made, interest accruing from the date such amount is determined to be due and payable.

         Section 7.4 Amendment. This Agreement may be amended by action mutually taken by the Company, Parent and Acquisition at any time before or after approval of the Merger by the stockholders of the Company but after any such approval no amendment shall be made that requires the approval of such stockholders under Applicable Law without such approval. This Agreement (including, subject to Section 5.9, the Company Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.

         Section 7.5 Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE 8

                                  MISCELLANEOUS

         Section 8.1 Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Tender Offer Purchase Time or a termination of this Agreement. This Section 8.1 shall not limit any covenant or agreement of the parties hereto that by its terms requires performance after the Tender Offer Purchase Time.

         Section 8.2 Entire Agreement; Assignment. This Agreement (including the Recitals, the Company Disclosure Schedule and the Exhibits and Annex A, all of which are incorporated by reference into this Agreement) (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any wholly owned subsidiary of COA, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

         Section 8.3 Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

         Section 8.4 Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent where confirmation of delivery is provided by the courier and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

               if to Parent or Acquisition: Coachmen Industries, Inc
                                            2831 Dexter Drive
                                            P. O. Box 3300
                                            Elkhart, IN 46515
                                            Telecopier:  (219) 206-9613
                                            Attention:  Richard M. Lavers

               with a copy to:              McDermott, Will & Emery
                                            227 West Monroe
                                            Chicago, IL 60606
                                            Telecopier:  (312) 984-7700
                                            Attention:  Frederick W. Axley
               if to the Company to:        Miller Building Systems, Inc.
                                            58120 County Road 3 South
                                            Elkhart, IN  46517
                                            Telecopier:  (219) 522-1544
                                            Attention:  Rick Bedell

               with a copy to:              Much Shelist Freed Denenberg Ament &
                                              Rubenstein, P.C.
                                            200 North LaSalle Street, Suite 2100
                                            Chicago, IL  60601-1095
                                            Telecopier:  (312) 621-1750
                                            Attention:  Jeffrey C. Rubenstein

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         Section 8.5 Governing Law ; Waiver of Jury Trial.

                  (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the state of Delaware without regard to the conflicts of law principles thereof. The parties hereby consent to and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.4 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

                  (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

                  (c) Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement or the transactions contemplated by this agreement. each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this agreement by, among other things, the waivers and certifications in this Section 8.5.

         Section 8.6 Descriptive Headings; Article and Section References. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All Article, Section, Subsection, Schedule, Exhibit and Annex references in this Agreement are to Articles, Sections, Subsections, Schedules, Exhibits and Annexes, respectively, of or to this Agreement unless specified otherwise.

         Section 8.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, including in

Sections 5.7 and 8.2, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 8.8 Certain Definitions. For the purposes of this Agreement the term:

                  (a) "Affiliate" means a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person.

                  (b) "Applicable Law" means, with respect to any person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity existing as of the date hereof or as of the Effective Time applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents.

                  (c) "business day" means any day other than a day on which the Nasdaq National Market is closed.

                  (d) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof.

                  (e) "knowledge" or "known" means, with respect to any matter in question, the actual knowledge of such matter of any member of the Board of Directors, Edward C. Craig, Thomas Martini or Rick Bedell.

                  (f) "include" or "including" means "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

                  (g) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity.

                  (h) "subsidiary" or "subsidiaries" of the Company, COA, Parent, the Surviving Corporation or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         Section 8.9 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Section 7.3(a) or (b) it shall not be entitled to specific performance to compel the consummation of the Merger.

         Section 8.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                 COA HOUSING GROUP, INC., AN INDIANA CORPORATION



                                 BY: ______________________________________

                                 NAME:    CLAIRE C. SKINNER

                                 TITLE: CHAIRMAN

                                 COACHMEN INDUSTRIES, INC., AN INDIANA
                                 CORPORATION


                                 By:_______________________________________
                                 Name:    James E. Jack
                                 Title:   Executive Vice President and Chief
                                          Financial Officer





                                 MILLER BUILDING SYSTEMS, INC., A DELAWARE
                                 CORPORATION


                                 By:_______________________________________
                                 Name:   Edward C. Craig
                                 Title:  Chairman





                                 DELAWARE MILLER ACQUISITION CORPORATION, A
                                 DELAWARE CORPORATION


                                 By:_______________________________________
                                 Name:   Richard M. Lavers
                                 Title:  Secretary

                                     ANNEX A

                             CONDITIONS OF THE OFFER

         Notwithstanding any other provision of the Offer, and subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) relating to Acquisition's obligation to pay for or return tendered shares after termination of the Offer, Acquisition shall not be required to accept for payment or pay for any Shares tendered pursuant to the Offer, may delay the acceptance for payment of any Shares pursuant to Section 1.1(b) of this Agreement, may amend the Offer consistent with the terms of this Agreement, including by extending the Offer one or more times, and may terminate the Offer, if (i) less than a majority of the outstanding Shares on a fully-diluted basis (including for purposes of such calculation all Shares issuable upon exercise of all vested and unvested options) has been tendered pursuant to the Offer and not withdrawn by the expiration of the Offer, as it may be extended in accordance with the terms of the Offer; (ii) any applicable waiting period under the HSR Act has not expired or been terminated prior to the expiration of the Offer; or (iii) at any time after the date of this Agreement, and before acceptance for payment of any Shares, any of the following events shall occur and be continuing:

                  (a) there shall have been any action taken, or any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or deemed applicable to the Offer or the Merger by any domestic or foreign court or other Governmental Entity which directly or indirectly (i) prohibits, or imposes any material limitations on, Parent's ownership or operation (or that of any of its subsidiaries or other affiliates) of all or a material portion of its or the Company's businesses or assets, or compels Parent or any of its subsidiaries or other affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and its respective subsidiaries, in each case taken as a whole, (ii) prohibits, or makes illegal, the acceptance for payment, payment for or purchase of Shares or the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement, (iii) results in the material delay in or materially restricts the ability of Acquisition, or renders Acquisition unable, to accept for payment, pay for or purchase some or all of the Shares, (iv) imposes material limitations on the ability of Parent effectively to exercise full rights of ownership of the Shares, including the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, or (v) otherwise has a Material Adverse Effect on the Company;

                  (b) (i) the representations and warranties of the Company set forth in this Agreement shall not be true and correct in all material respects as of the date of this Agreement and as of consummation of the Offer as though made on or as of such date (except for representations and warranties made as of a specified date) but only if the respects in which the representations and warranties made by the Company are inaccurate would in the aggregate have a Material Adverse Effect on the Company, (ii) the Company shall have failed to comply with its covenants and agreements contained in this Agreement in all material respects, or (iii) there shall have occurred any events or changes which have had or which are reasonably likely to have a Material Adverse Effect on the Company;

                  (c) it shall have been publicly disclosed or Parent shall have otherwise learned that (i) any person or "group" (as defined in Section 13(d)(3) of the Exchange Act) shall have acquired or entered into a definitive agreement or agreement in principle to acquire beneficial ownership of more than 20% of the Shares or any other class of capital stock of the Company, through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 20% of the Shares and (ii) such person or group shall not have tendered such Shares pursuant to the Offer;

                  (d) the Company Board shall have withdrawn, or modified or changed in a manner adverse to Parent and Acquisition (including by amendment of the Schedule 14D-9), its recommendation of the Offer, this Agreement or the Merger, or recommended another proposal or offer, or the Company Board shall have resolved to do any of the foregoing;

                  (e) this Agreement shall have terminated in accordance with its terms; or

                  (f) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or the Nasdaq National Market, for a period in excess of twenty-four
(24) hours, (ii) the commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States that has had or is reasonably likely to have a Material Adverse Effect on the Company or materially adversely affect or delay the consummation of the Offer,
(iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iv) any limitation (whether or not mandatory) by any United States Governmental Entity on the extension of credit by banks or other financial institutions, (v) a change in general, financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans, or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

which in the good faith judgment of Parent, in any such case, and regardless of the circumstances (including any action or inaction by Parent) giving rise to such condition makes it inadvisable to proceed with the Offer or the acceptance for payment of or payment for the Shares.

The foregoing conditions are for the sole benefit of Parent and Acquisition and may be waived by Parent and Acquisition, in whole or in part at any time and from time to time, in the sole discretion of Parent and Acquisition. The failure by Parent and Acquisition at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                    EXHIBIT A

                          PLAN AND AGREEMENT OF MERGER

         THIS PLAN AND AGREEMENT OF MERGER, dated as of ______________, 2000 ("Agreement"), is entered into by and between Miller Building Systems, Inc. ("Miller") and Delaware Miller Acquisition Corporation ("Acquisition"), each a Delaware corporation. Miller and Acquisition are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                              W I T N E S S E T H:

         WHEREAS, each of Miller and Acquisition is a corporation duly organized and existing under the laws of the State of Delaware;

         WHEREAS, on the date of this Agreement, Miller has authority to issue 7,550,000 shares of capital stock, consisting of 7,500,000 shares of common stock, par value $.01 per share (the "Shares"), of which, as of August 1, 2000, 3,072,098 Shares were issued and outstanding, and of the date hereof ______________ Shares are owned by Acquisition; and 50,000 shares of preferred stock, par value $1.00 per share, no shares of which are outstanding;

         WHEREAS, on the date of this Agreement, Acquisition has authority to issue ______ shares of common stock, par value [$.01] per share ("Acquisition Common Stock"), of which ____ shares are issued and outstanding and owned by COA Housing Group, Inc., a Delaware corporation ("Parent");

         WHEREAS, the respective Boards of Directors of Miller and Acquisition have determined that it is advisable and in the best interests of each of such corporations that Acquisition be merged with and into Miller upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger dated as of August ___, 2000 among Parent, Miller and Acquisition (the "Merger Agreement") and this Agreement for the purpose of completing the acquisition of Miller by Parent;

         WHEREAS, the Board of Directors of Acquisition has, by resolutions duly adopted, approved, certified, executed and acknowledged this Agreement;

         WHEREAS, Parent has approved this Agreement as the sole stockholder of Acquisition; and

         WHEREAS, the Board of Directors of Miller has approved this Agreement, and directed that this Agreement be submitted to a vote of its stockholders, if such a vote is necessary under Delaware law. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Merger Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Miller and Acquisition hereby agree as follows:

         1. Merger. Acquisition shall be merged with and into Miller (the "Merger"), and Miller shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective at such time as a properly executed and certified copy of the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware pursuant to the Delaware General Corporation Law, or such later time as Acquisition and Miller may agree upon and set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").

         2. Governing Documents. The Certificate of Incorporation of Acquisition in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law. The bylaws of Acquisition in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         3. Succession. At the Effective Time, the separate corporate existence of Acquisition shall cease, and Miller shall possess all the assets, rights, privileges, powers and franchises, of a public and private nature and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations, and all and singular, the assets, rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to each of the Constituent Corporations on whatever account, shall be transferred to, vested in and devolved on the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of such Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of Acquisition shall be preserved unimpaired. To the extent permitted by law, any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place. All debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

         4. Directors and Officers. The directors and officers of Acquisition at the Effective Time shall be the initial directors and officers, holding the same titles and positions, of the Surviving Corporation, and after the Effective Time shall serve in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, until each director's and officer's successor is duly elected or appointed and qualified.

         5. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Acquisition such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Acquisition, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Acquisition or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         6. Conversion of Shares. At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (excluding (i) Shares held in Miller's treasury or by any of Miller's subsidiaries and (ii) Shares held by Parent, Acquisition or any other subsidiary of Parent) shall, by virtue of the Merger and without any action on the part of Acquisition, Miller or the holder thereof, be converted into and shall become the right to receive $_____ in cash, without interest (the "Merger Consideration"), provided, however, that each such Share held in Miller's treasury or held by Parent, Acquisition or any subsidiary of Parent, Acquisition or Miller immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Acquisition, Miller or the holder thereof, be canceled, retired and cease to exist and no Merger Consideration will be delivered with respect thereto. At the Effective Time, each share of the common stock of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into and shall become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

         7. Conditions to Merger. The Merger shall have received the approval, if such is required by law, of the holders of Shares pursuant to the Delaware General Corporation Law and to the other conditions set forth in Article 6 of the Merger Agreement.

         8. Stock Certificates. At and after the Effective Time, all of the outstanding certificates which, immediately prior to the Effective Time, represented Shares shall, respectively, without further action by any party, be deemed for all purposes to evidence the right to receive the Merger Consideration as herein provided. The registered owner on the books and records of the Surviving Corporation or its transfer agents of any such outstanding stock certificate shall not have exercised nor be entitled to exercise any voting or other rights with respect to, or to receive any dividends or other distributions upon, the shares of Acquisition Common Stock or any other securities whatsoever.

         9. Options. At the Effective Time, each outstanding option to purchase Shares issued pursuant to Miller's 1991 Stock Option Plan (the "1991 Option Plan"), Miller's 1994 Stock Option Plan (the "1994 Option Plan"), Miller's 1997 Stock Option Plan (the "1997 Option Plan") or any other stock option plan, program, arrangement or agreement to which Miller is a party shall be treated as set forth in the Merger Agreement. The 1991 Option Plan, 1994 Option Plan and the 1997 Option Plans shall each terminate as of the Effective Time.

         10. Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

         11. Abandonment. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of Miller, notwithstanding approval of this Agreement by the stockholder of Acquisition or, if such was required, by the stockholders of Miller, or both, (a) if the conditions to consummation of the Merger set forth in Article 6 of the Merger Agreement are not satisfied or waived or (b) by mutual agreement of the Boards of Directors of the parties.

         12. Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

         IN WITNESS WHEREOF, Miller and Acquisition have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


                                   MILLER BUILDING SYSTEMS, INC.


                                   By:
                                   Name: ____________________________________
                                   Title: _____________________________________


                                   By:
                                   Name: ____________________________________
                                   Title: _____________________________________



                                   By:
                                   Name: ____________________________________
                                   Title: _____________________________________

                         CERTIFICATE OF THE SECRETARY OF
                          MILLER BUILDING SYSTEMS, INC.

         I, the Secretary of Miller Building Systems, Inc., hereby certify that the Plan and Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the corporation by the President and Secretary under the corporate seal of the corporation, was duly approved and adopted.

         WITNESS my hand and seal of Miller Building Systems, Inc. this ____ day of ________, 2000.



                                            ------------------------------------
                                            Secretary

                         CERTIFICATE OF THE SECRETARY OF
                     DELAWARE MILLER ACQUISITION CORPORATION

         I, the Secretary of Delaware Miller Acquisition Corporation, hereby certify that the Plan and Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the corporation by the President and Secretary under the corporate seal of the corporation, was duly approved and adopted by written consent of the sole stockholder of the corporation, dated ________, 2000.

         WITNESS my hand and seal of Delaware Miller Acquisition Corporation, Inc. this ____ day of ________, 2000.


                                             -----------------------------------
                                             Secretary

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement"), to be effective as of the date and time a properly executed copy of a Certificate of Merger is duly filed with the Secretary of State of Delaware in accordance with Section 2.2 of that certain Agreement and Plan of Merger among Miller Business Systems, Inc., COA Housing Group, Inc. (a subsidiary of Coachmen Industries, Inc.) and Delaware Miller Acquisition Corporation dated as of August ___, 2000, (the "Effective Date"), is entered into between Miller Building Systems, Inc., a Delaware corporation (the "Company"), and ____________________ of ________________
("Employee"). Employee is an executive of Company, which is anticipated to be acquired by Delaware Miller Acquisition Corporation on behalf of COA Housing Group, Inc. and Coachmen Industries, Inc., which are third party beneficiaries of this Agreement. Employee acknowledges that this Agreement was a material consideration for that acquisition, but for which the acquisition would not have taken place. Now, therefore, in consideration of the premises, and for the mutual promises this Agreement contains, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree to be bound as follows:

         1. Employment and Term. Employee will be employed with Coachmen Industries, Inc. (or any of its subsidiaries, hereinafter collectively referred to as "Coachmen") for two (2) years from the Effective Date of this Agreement. Unless Employee consents otherwise in writing, such employment shall be at Employee's present Company facility; provided, however, that if Coachmen requests that Employee change his place of employment to another facility and Employee declines this request, Coachmen shall have the right to terminate Employee if the position held by Employee at the current location at the time of the transfer request is no longer available, in which case this Agreement will terminate. If Coachmen exercises its right to terminate Employee pursuant to this Section 1, Coachmen will not be required to pay any further payments under this Agreement. This Agreement will expire on that date unless renewed in writing or terminated before that time in one of the ways specified below. Any continued employment of Employee thereafter will be at-will, terminable by either party at any time, without cause or notice.

         2. Compensation. In consideration for the services to be rendered by Employee hereunder, Coachmen agrees to pay an annual base salary of not less than $___________, payable in the customary installment period as Coachmen shall adopt, less customary withholdings for all applicable taxes. Such salary shall be reviewed annually, at the customary times for reviews for employees of Coachmen. Employee shall be eligible to participate in any Coachmen bonus or incentive programs for which like employees are eligible. Employee will be eligible for such benefits as Coachmen shall establish from time to time and for which Employee is qualified. Nothing in this Agreement or this employment relationship shall obligate Coachmen to furnish any particular benefit to Employee or prevent Coachmen from at any time discontinuing or altering an existing benefit or the qualifying conditions Employee must meet to obtain such benefits, provided such discontinuation or alteration shall affect all like employees. All compensation afforded to Employee under this Section 2 shall terminate concurrent with the termination of this Agreement. Employee shall be promptly reimbursed for all reasonable and bona fide business-related out-of-pocket expenses he incurs, upon presentation of the Coachmen's required evidence of expenses in accordance with Coachmen policy.

         3. Covenant not to Compete. As additional consideration for the following covenant not to compete, Employee shall receive on the Effective Date options to purchase shares of Coachmen stock under the Coachmen 2000 Omnibus Stock Incentive Program, as set forth on the attached schedule. Employee agrees that for the longer of two (2) years from the Effective Date of this Agreement or the term of this Agreement (and for any extensions of or amendments to this Agreement), or twelve (12) months after his employment with Coachmen ends, if the employment ends, either voluntarily or for Cause (as defined herein), on or before the second anniversary of the Effective Date of this Agreement, Employee will not directly or indirectly:

                  A. Render any of the services Employee that Employee provides to Coachmen during his employment to any person, firm, entity, or other corporation which, directly or indirectly, competes with Coachmen's business as presently conducted during Employee's employment with Coachmen (a "Competitive Business") within a two hundred (200) mile radius of Elkhart, Indiana, and any other locations where Coachmen has or may in the future have a permanent production facility for which Employee performs substantial and continuous duties.

                  B. Engage in any Competitive Business for Employee's own account within the same geographic territory described above.

                  C. Become associated with or interested in any Competitive Business as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, advisor, or in any other relationship or capacity (except as a minority shareholder holding less than five percent (5%) of a publicly listed company).

                  D. Solicit, attempt to hire or hire any employee of Coachmen or otherwise encourage such employee to terminate his or her employment with the Coachmen.

                  E. Solicit, encourage or induce any customer of Coachmen to purchase any non-Company product or service which serves the same or substantially similar purpose as any product or service offered by Coachmen.

         Employee acknowledges that these limitations are reasonable and necessary for the protection of Coachmen. Employee agrees that Employee will be able to make a living without working for or competing with Coachmen. Employee further agrees that the duration of this Covenant not to Compete shall be tolled for any period of time during which its terms are violated. Employee acknowledges that should Employee breach or threaten to breach the provisions set forth herein, Coachmen will be harmed irreparably, and cannot be made whole by monetary damages. Employee therefore consents to having these paragraphs enforced by means of a restraining order, temporary injunction, or permanent injunction, and any other appropriate relief that a court of competent jurisdiction may be empowered to grant, in addition to any other remedies Coachmen may have under this Agreement or otherwise. Employee further agrees that this Agreement is not for the purpose of preventing my employment with any particular person, entity or industry. Employee stipulates and agrees that a good faith effort by Coachmen to enforce the terms of this Agreement or to delay or limit the scope of Employee's duties at a new employer to those allowed by this Agreement, is not and will not be deemed to be an attempt to prevent or hinder Employee's employment with any person. At the end of the initial term of this Agreement, as a condition of continued employment and without additional consideration than already received under this Agreement, Employee shall sign and agree to the Coachmen Business Protection Agreements (including non-competition, non-solicitation and confidentiality provisions) in the form that are then required of Coachmen executives at comparable levels of management.

         4. Protection of Confidential Information. Employee acknowledges that during his employment with Coachmen, Employee may have access to Coachmen's proprietary and confidential information, including but not limited to such things as the identities of Coachmen's clients, its contemplated new products and services, its marketing methods, its financial information, operational or business affairs of Coachmen or its affiliates, proprietary trade "know how" and secrets, sources of supply, and proprietary operational methods and technical processes. Employee agrees that during the term of this Agreement (and any renewals of this Agreement, or any continued employment with Coachmen in any capacity) and for two (2) years after said employment ends, whether voluntarily or involuntarily, Employee will not divulge to any person, firm, or corporation, or use for Employee's own benefit, any secret or confidential or proprietary information that Employee has obtained or learned during the course of employment with Coachmen or any of its affiliates, except: (i) with Coachmen's express written consent; (ii) to the extent that any such information is already in or becomes part of the public domain other than as a result of Employee's breach of this Agreement; or (iii) where a court requires such information to be disclosed by means of order, subpoena, or other legal process. Should Employee be required to make disclosure under court requirement, Employee promptly, but in no event more than seventy-two hours after learning of such subpoena, court order, or other legal process, shall notify Coachmen, by personal delivery or facsimile transmission, that Employee has been asked to make such disclosure. Employee shall take all reasonably necessary steps Coachmen may request to defend against the enforcement of such subpoena, court order, or other legal process and permit Coachmen to intervene and participate with a counsel of its choice in any proceeding relating to the enforcement of the subpoena, court order, or legal process.

         5. Termination. In lieu of the normal expiration date of this Agreement as set forth herein, the Agreement may be terminated as follows:

                  A. Termination of Agreement Due to Death. Upon Employee's death, this Agreement shall immediately terminate. Salary and benefits owed to Employee through the date of death will be paid to Employee's estate. Coachmen will not be responsible for any other compensation to Employee or any third parties claiming on Employee's behalf under this Agreement.

                  B. Termination of Agreement Due to Disability. Should Employee become unable to perform the essential functions of his job due to disability which persists for over ninety (90) days, even after reasonable accommodation, Coachmen may notify Employee of its intention to terminate this Agreement as of the date set forth in such notice. Should this occur, Employee will be entitled to receive any salary, benefits, or reimbursable expenses owed through the date of termination, and shall also receive all necessary notices and information as required by COBRA and ERISA. Coachmen shall have no further obligation or liability to Employee.

                  C. Termination for Cause. Coachmen may terminate Employee's employment for cause, and should that occur, Coachmen shall be released from all further obligations under this Agreement, except for accrued salary and benefits owed to Employee through the date of termination. "Cause" shall be defined as a material breach of this Agreement for which Employee has received written notice and for which breach has not been cured within fifteen (15) days of such notice if the breach is curable. The following are material breaches of this Agreement: willful misconduct by Employee, including but not limited to theft of company property; acts of fraud or dishonesty; negligence or willful neglect of duty, or material failure to follow known company policies and directives; reporting to work under the influence of alcohol, drugs, or other mind-impairing substances; or conviction of a felony.

                  If Coachmen terminates this Agreement other than for Cause (as defined above) before the end of the term, Coachmen shall pay to Employee, as the same shall become due, all compensation and benefits contemplated by this Agreement.

         6. Governing Law. Indiana law shall govern enforcement and construction of this Agreement.

         7. Entire Agreement. This Agreement contains all the understandings and agreements with respect to the matters set forth herein, and there are no others made either contemporaneously with this Agreement or otherwise. This Agreement supercedes all other writings or negotiations by the parties and can only be modified in writing signed by both parties.

         8. Severability. Should a court of competent jurisdiction declare that any part of this Agreement is invalid or unenforceable, that determination shall not effect the remaining portions of this Agreement, or any part of it.

         Signed at Elkhart, Indiana, this _____day of _______, 2000.



                                       ------------------------------------
                                       ____________________ (Employee)



STATE OF INDIANA                    )
                                    :   SS
CITY/COUNTY OF __________________   )

         The foregoing instrument was subscribed, sworn to and acknowledged before me this ______ of ____________________, 2000, by ____________________.

         My commission expires:  _____________________________.


                                        ----------------------------------------
                                        Notary Public




                                         Miller Building Systems, Inc.

                                         By:___________________________________

                                         Its:__________________________________


                                         Coachmen Industries, Inc.

                                         By:___________________________________

                                         Its:__________________________________